UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under § 240.14a-12.

ENERGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2011

To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 27, 2011, at 9:30 a.m., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the proxy statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your submitting your proxy by telephone or by Internet, or by completing, signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

We have enclosed a copy of the Company’s 2010 Annual Report.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held April 27, 2011

TIME	9:30 a.m., CDT, on Wednesday, April 27, 2011

PLACE	Energen Plaza

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Directions to the Annual Meeting are available by calling Investor Relations at 1-800-654-3206.

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

The Board of Directors recommends a vote FOR each of the nominees.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

The Board of Directors recommends a vote FOR ratification.

(3) To approve an amendment to the Company’s 1997 Stock Incentive Plan, and to continue the plan’s qualification for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board of Directors recommends a vote FOR approval of the amendment and the continuation of the qualification under Section 162(m).

(4) To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay” vote).

The Board of Directors recommends a vote FOR the compensation of the executives of the Company as disclosed in the proxy statement.

(5) To cast an advisory vote on the frequency for a shareholders’ advisory vote on the Company’s executive compensation (“Frequency” vote).

The Board of Directors recommends a vote FOR a shareholders’ advisory vote on the Company’s executive compensation EVERY 1 YEAR.

(6) To consider and vote upon a shareholder proposal, if properly presented at the Annual Meeting.

The Board of Directors recommends a vote AGAINST the shareholder proposal described in the attached proxy statement.

(7) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a shareholder of record of the Company on February 25, 2011.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by submitting your instructions by telephone or by Internet, or by completing, signing and returning the proxy card sent to you. See details under the question “How do I vote?” under “Questions and Answers About the Annual Meeting” below. You can revoke a proxy at any time prior to exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD APRIL 27, 2011:

The Company’s proxy statement on Schedule 14A, form of proxy card and 2010 annual report on Form 10-K are available at: www.energen.com under the heading “Investor Relations” and subheading “SEC Filings.”

J. DAVID WOODRUFF

Secretary

Birmingham, Alabama

March 28, 2011

YOUR VOTE IS IMPORTANT You are urged to submit your proxy instructions by telephone or by Internet, or by dating, signing and promptly returning your proxy in the enclosed envelope.

PROXY STATEMENT

i

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF ENERGEN CORPORATION

April 27, 2011

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy statement?

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2011 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).

You are invited to attend our Annual Meeting on April 27, 2011, beginning at 9:30 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. You may call Investor Relations at 1-800-654-3206 for additional directions to the Annual Meeting location.

This notice of Annual Meeting, proxy statement and form of proxy are being mailed on or about March 28, 2011.

What items will be voted on at the Annual Meeting?

Shareholders will vote on six items at the Annual Meeting if each is properly presented at the Annual Meeting:

•	the election of three members of the Board of Directors for three-year terms;

•	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011;

•

an amendment to the Company’s 1997 Stock Incentive Plan (as amended, the “Stock Plan”), and the continuation of the Stock Plan’s qualification under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	an advisory vote on the Company’s executive compensation;

•	an advisory vote on the frequency of the advisory vote on executive compensation; and

•	a shareholder proposal requesting that the Board of Directors prepare a report on hydraulic fracturing.

At the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

What are the Board of Director’s voting recommendations?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011;

•	“FOR” approval of an amendment to the Company’s 1997 Stock Incentive Plan;

•	“FOR” the proposal regarding an advisory vote on executive compensation;

•	“EVERY 1 YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation; and

•	“AGAINST” the shareholder proposal requesting that the Board of Directors prepare a report on hydraulic fracturing.

Who is entitled to vote at the Annual Meeting?

Holders of Company common stock of record at the close of business on February 25, 2011, are entitled to receive this notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, a total of 72,063,772 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are the “shareholder of record” of those shares. This notice of Annual Meeting, proxy statement and form of proxy have been provided directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This notice of Annual Meeting, proxy statement and form of proxy have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instructions included on the form of proxy or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please submit your instructions by telephone or by Internet, or by completing, signing, dating and returning your proxy in the postage-paid envelope provided. The proxy holders will vote shares represented by valid proxies received by telephone, by Internet or by mail in accordance with the instructions appearing on such proxies.

How do I vote in person at the Annual Meeting?

Submitting your proxy by telephone, by Internet or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote?

You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

What is a quorum for the Annual Meeting?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Proxies relating to shares held by beneficial owners that are voted by brokers on some matters will be treated as shares present for determining the presence of a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld from the broker (i.e. broker non-votes).

What is a broker non-vote?

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares in order to avoid broker non-votes on matters which are considered non-routine. Brokers are permitted to vote shares on routine matters even if the broker has not received voting instructions from the beneficial owner if the broker has complied with rules concerning the delivery of proxy materials.

Which proposals are considered “routine” or “non-routine”?

Under New York Stock Exchange (“NYSE”) rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on “routine” matters even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners. We believe the following items of business will NOT be considered “routine” matters under NYSE rules and therefore your broker will not be able to vote your shares with respect to these items unless the broker receives appropriate instructions from you: Election of Directors; Amendment to Stock Incentive Plan; Say-On-Pay Vote; Frequency Vote; and Shareholder Proposal on Hydraulic Fracturing.

What is the voting requirement to approve each of the proposals?

Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “withhold authority” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to (i) ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm, (ii) approve an amendment to our 1997 Stock Incentive Plan, and the continuation of the 1997 Stock Incentive Plan’s qualification under Section 162(m) of the Code, (iii) provide advisory approval of the executive compensation of our named executive officers, and (iv) approve the shareholder proposal on hydraulic fracturing. Abstentions and broker non-votes are not counted for purposes of the vote on these matters. The approval of the frequency of advisory votes (every one, two or three years) is a plurality vote. Our Board of Directors will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Abstentions and broker non-votes are not counted for purposes of determining the frequency of advisory votes.

Will the Annual Meeting be webcast?

Yes, our Annual Meeting will be webcast on April 27, 2011. You are invited to visit www.energen.com at 9:30 a.m. CDT on April 27, 2011 to access the webcast of the Annual Meeting.

Can I access the notice of Annual Meeting, Proxy Statement and the 2010 Annual Report on Form 10-K on the Internet?

This proxy statement, the form of proxy card and the 2010 Annual Report on Form 10-K are available on our website www.energen.com under the heading “Investor Relations” and subheading “SEC Filings.” Securities and Exchange Commission (“SEC”) rules permit the Company to provide shareholders with proxy materials electronically instead of in paper form, even if they have not made an election to receive the material electronically. If we decide to take advantage of this electronic delivery alternative in the future, shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions on how to access the material on the Internet.

ELECTION OF DIRECTORS

Our Board of Directors (or, the “Board”) has nominated three Directors for re-election. The Board is divided into three classes serving staggered three-year terms. The terms of four of the present Directors expire at this Annual Meeting: Kenneth W. Dewey; James S.M. French; James T. McManus, II; and David W. Wilson. Messrs. Dewey, McManus, and Wilson have been nominated for re-election as Directors for terms expiring in 2014. Mr. French is retiring from our Board of Directors.

Your Board of Directors recommends that Kenneth W. Dewey, James T. McManus, II, and David W. Wilson be elected to serve in the class with terms expiring in 2014. Each nominee has agreed to be named in this proxy statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented below under the caption “Governance of the Company.”

Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors.

GOVERNANCE OF THE COMPANY

The members of our Board of Directors, including the three nominees for re-election, are identified below.

NOMINEES FOR RE-ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2014

Name and Year First Became Director	Principal Occupation and Other Information
KENNETH W. DEWEY Director since 2007

Mr. Dewey, 57, is a co-founder and board member of Caymus Capital Partners, a market-neutral energy equity fund manager. He also serves as a Director of Impact Guidance Systems, Inc., a developer of downhole tools used by the oil and gas industry. Mr. Dewey was a co-founder of Randall & Dewey, a full-service transaction advisory firm specializing in oil and gas mergers, acquisitions and divestments. Randall & Dewey provided marketing, transaction, evaluation and research services for clients ranging from small, privately held firms to integrated energy companies and major oil companies. Mr. Dewey served as Randall & Dewey’s Chief Financial Officer from 1989 until his 2006 retirement following the firm’s 2005 acquisition by Jefferies & Company. From 1978 to 1989, Mr. Dewey held a variety of positions with Amoco Corporation and its subsidiaries. Mr. Dewey is a graduate of Stanford University (A.B. economics) and Wharton School, University of Pennsylvania (M.B.A.).

Name and Year First Became Director	Principal Occupation and Other Information
JAMES T. MCMANUS, II Director since 2006

Mr. McManus, 52, is Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources Corporation in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of the Company effective January 1, 2006, Chief Executive Officer effective July 1, 2007, and Chairman of the Board effective January 1, 2008. Prior to joining the Company, Mr. McManus worked for PricewaterhouseCoopers. A certified public accountant, he is a graduate of the University of Alabama (B.S. accounting).

DAVID W. WILSON Director since 2004

Mr. Wilson, 67, is an independent energy consultant currently providing business advisory services and oversight with respect to exploration and production operations and natural gas marketing. From 1993 until his retirement in 2000, he led PricewaterhouseCooper’s Energy Strategic Advisory Services Group which provided a wide range of services including asset and company valuations, strategy development and reviews, investment management and energy trading and risk management. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry. Mr. Wilson serves as a director of one other publicly traded company, Double Eagle Petroleum Co. Mr. Wilson is a graduate of Tulsa University (B.S. engineering mathematics).

DIRECTOR WHOSE TERM EXPIRES IN 2011

Name and Year First Became Director	Principal Occupation and Other Information
JAMES S.M. FRENCH Director since 1979

Mr. French, 70, is Vice Chairman, Investments, of the Board of Dunn Investment Company and was formerly its Chairman, President and Chief Executive Officer. Dunn Investment is the parent of a group of companies in the construction industry and also an investor in real estate and in equity securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. Mr. French joined the firm in 1968 and became its President in 1974 and Chairman and Chief Executive Officer in 1977. In addition to Energen, Mr. French serves as a Director of one other publicly traded company, Protective Life Corporation. He has within the past five years retired from the boards of Regions Financial Corporation and Hilb, Rogan and Hamilton. Mr. French is a graduate of Princeton University (geological engineering) and Harvard Business School (MBA).

DIRECTORS WHOSE TERMS EXPIRE IN 2012

Name and Year First Became Director	Principal Occupation and Other Information
JUDY M. MERRITT Director since 1993

Dr. Merritt, 67, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965. Dr. Merritt has served in a number of community and civic leadership roles including Chairman of the Birmingham Chamber of Commerce, Executive Committee of the Public Affairs Research Council of Alabama, and member of the Board of Directors of the Business Council of Alabama. She is a graduate of the University of Alabama (B.S. secondary education, M.A. counseling and guidance and Ph.D. educational administration).

STEPHEN A. SNIDER Director since 2000

Mr. Snider, 63, retired in 2009 as Chief Executive Officer and director of Exterran Holdings, Inc. a global natural gas compression services company, and also retired as Chief Executive Officer and director for the general partner of Exterran Partners, LP., a domestic natural gas contract compression services business. Mr. Snider has over 30 years of experience in senior management of operating companies. He serves as a director of one other publicly traded company—Dresser-Rand Group, Inc. He has within the past five years served as a director of Seahawk Drilling. Mr. Snider is a graduate of the University of Detroit (B.S. civil engineering) and University of Colorado at Denver (M.B.A.).

GARY C. YOUNGBLOOD Director since 2003

Mr. Youngblood, 67, retired in 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997. Mr. Youngblood has served in a number of industry and civic leadership roles including Chairman of the Birmingham Chamber of Commerce, member of the Board of Directors of the Public Affairs Research Council of Alabama, President of the Alabama Natural Gas Association, President of the Southeast Gas Association, and member of the Leadership Council of the American Gas Association. He is a graduate of the University of Montevallo (B.S. business administration).

DIRECTORS WHOSE TERMS EXPIRE IN 2013

Name and Year First Became Director	Principal Occupation and Other Information
STEPHEN D. BAN Director since 1992

Dr. Ban, 70, retired in 2010 as the Director of the Technology Transfer Division of the Argonne National Laboratory, a Department of Energy center of science and engineering research providing solutions to energy, environmental and energy security problems. He had held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago, where he had overall responsibility for GRI’s multifaceted research and development program in gas technology development, including research and development related to gas supply and end-use technologies. Dr. Ban serves as a director of UGI Corporation, a publicly traded Pennsylvania gas and electric utility and national marketer of liquid propane. He is also a director of Amerigas, Inc., which is a wholly owned subsidiary of UGI Corporation and the general partner of Amerigas Partners L.P., a publicly traded limited partnership. Dr. Ban serves as a peer reviewer on the U.S. Department of Energy’s Industrial Technology Review Panel. He is a graduate of Rose-Hulman Institute of Technology (B.S. M.E.) and Case Western University (Ph.D. engineering science).

JULIAN W. BANTON Director since 1997

Mr. Banton, 70, retired in 2003 as President and a director of SouthTrust Corporation and as Chairman of the Board and Chief Executive Officer of SouthTrust Bank. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named Chairman of the Board and Chief Executive Officer. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia. Mr. Banton is also a past director of the Birmingham Branch of the Federal Reserve Bank of Atlanta. He is a graduate of Virginia Commonwealth University (B.S.) and University of Richmond (M.B.A.).

T. MICHAEL GOODRICH Director since 2000

Mr. Goodrich, 65, retired in 2008 as Chairman of the Board and Chief Executive Officer of BE&K, Inc., a $2 billion per year international engineering and construction firm headquartered in Birmingham, Alabama. Upon retirement, Mr. Goodrich founded an investment and consulting company, Goodrich Management Co., Inc. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named Chairman and Chief Executive Officer in 1995. Mr. Goodrich is active in a number of industry and civic organizations including Associated Builders and Contractors, the Construction Industry Roundtable and serving as Chair of Leadership Alabama. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company — Synovus Financial Corp. He is also a director of First Commercial Bank and Altec, Inc. Mr. Goodrich is a graduate of Tulane University (civil engineering) and University of Alabama School of Law (J.D.).

Each of our Directors also serves as a Director of Alabama Gas Corporation (or, “Alagasco”) and Energen Resources Corporation (“Energen Resources”), our principal subsidiaries.

Our Governance and Nominations Committee considers the qualifications and backgrounds of each of our Directors when nominated for service on our Board of Directors, and believes that each Director named above possesses skills and qualifications which enhance the quality of the Board as a whole. With respect to the three nominees, we note that Mr. Dewey’s extensive experience evaluating oil and gas property acquisitions and knowledge of the oil and gas resource base enhances the Board’s evaluation of Company acquisition activity; Mr. McManus, who has successfully served in various Company leadership roles for 25 years, including his current role as Chairman and Chief Executive Officer, provides the Board with broad knowledge of Company operations and strategies and extensive industry involvement; and Mr. Wilson’s extensive experience in many aspects of oil and gas industry exploration, operation and marketing including energy trading, financial analysis, and risk management strengthens the Audit Committee which he chairs and enhances Board review of the Company’s hedging activities. Their respective business backgrounds are discussed above in more detail.

Director Attendance

During 2010, the Board of Directors of the Company met nine times. All but one of the Directors of the Company attended at least 75% of the aggregate meetings of the Board of Directors and the meetings of committees of the Board during the time periods such Directors were serving as members of such committees. Mr. Goodrich attended 73% of such meetings. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our Board members attended our Annual Meeting held in 2010.

Committees of the Board of Directors

Our Board of Directors has standing Governance and Nominations, Audit, Officers Review, and Finance Committees. The current members of these Committees are as follows:

•	Governance and Nominations Committee — Stephen A. Snider (Chair), Stephen D. Ban, T. Michael Goodrich and Judy M. Merritt

•	Audit Committee — David W. Wilson (Chair), Julian W. Banton, Kenneth W. Dewey, James S.M. French and Judy M. Merritt

•	Officers Review Committee — Julian W. Banton (Chair), James S.M. French, T. Michael Goodrich and Stephen A. Snider

•	Finance Committee — Stephen D. Ban (Chair), Kenneth W. Dewey, David W. Wilson and Gary C. Youngblood

Mr. French will cease his service on each of the Audit Committee and Officers Review Committee upon his retirement from the Board of Directors at the Annual Meeting.

Governance and Nominations Committee.    The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues, to review and recommend to the Board the term and tenure of Directors, to consider future Board members and recommend nominations to the Board, and to review and make recommendations to the Board regarding non-employee Director compensation. The charter of the Governance and Nominations Committee describes the duties of the Governance and Nominations Committee in detail. The charter and the Company’s Corporate Governance Guidelines are available on our website under the heading “Governance” (www.energen.com). During 2010, the Governance and Nominations Committee held two meetings. The Board of Directors has determined that each member of the Governance and Nominations Committee is “independent” as defined by the listing standards of the NYSE.

Audit Committee.    The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our legal and regulatory compliance and the performance of our internal and independent auditors. As part of its responsibilities, the Audit Committee is solely responsible for the appointment, compensation, retention, discharge or replacement of our independent auditors. The charter of the Audit Committee describes the functions of the Audit Committee in detail, and is available on our website under the heading “Governance” (www.energen.com). During 2010, the Audit Committee held five meetings. The Audit Committee Report is presented on page 15 of this proxy statement under the caption “2010 Audit Committee Report.”

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of applicable SEC regulations and NYSE listing standards and each member meets the financial literacy and accounting or financial management requirements of the NYSE listing standards. The Board has also determined that Mr. Wilson is an audit committee financial expert under the rules and regulations of the SEC.

Officers Review Committee.    Our Officers Review Committee (“ORC”) considers and makes recommendations to the Board of Directors with respect to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company’s executive compensation plans. The charter of the ORC describes the duties and functions of the ORC in detail, and is available on our website under the heading “Governance” (www.energen.com). During 2010, the ORC held four meetings. The Report of the ORC is presented on page 24 of the proxy statement under the caption “Compensation Committee Report.” The Board of Directors has determined that each member of the ORC is “independent” as defined by the listing standards of the NYSE.

The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table. In setting salaries and granting other forms of compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The ORC also reviews and considers reports and analysis provided by its executive compensation consultant, Pay Governance, LLC (“Pay Governance”). Pay Governance is engaged by the Company at the direction of the ORC. Management meets with Pay Governance representatives and participates in most meetings between Pay Governance and the ORC. Pay Governance provides competitive assessments of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the ORC. For a more detailed description of the ORC’s authority and interaction with management and Pay Governance, see “Compensation Discussion & Analysis” beginning on page 17 of this proxy statement.

Finance Committee.    Our Finance Committee reviews and makes recommendations to the Board with respect to significant financing and acquisition activities. The Finance Committee charter describes the duties of the Finance Committee in detail, and is available on our website under the heading “Governance” (www.energen.com). The Finance Committee held three meetings during 2010.

Availability of Corporate Governance Documents.    Shareholders may obtain copies of our Committee charters, Business Conduct Guidelines and Corporate Governance Guidelines from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2700

Each of these documents is also available on our website under the heading “Governance” (www.energen.com).

Independence Determinations

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the NYSE. A Director will be considered “independent” and found to have no material relationship with the Company if:

(1)	During the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•

Neither the Director nor an immediate family member of the Director has received more than $120,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•

Neither the Director nor an immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•

The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

(2)	•	The Director is not a current partner or employee of a firm that is the Company’s internal or external auditor;

•	The Director does not have an immediate family member who is a current partner of such a firm;

•	The Director does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; and

•	Neither the Director nor an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

In January 2011, the Board reviewed the independence of its members. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the Director nominees and none of the current Directors, with the exception of Mr. McManus, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. McManus is considered an inside Director due to his current employment as Chief Executive Officer of the Company.

In evaluating the independence of the Directors, the Board considered the following relationships and found them to not be material to an assessment of Director independence.

(1)	Alabama Gas Corporation provides natural gas utility and related services to several Directors, including businesses for which Company Directors, or the spouses of Company Directors, serve as executive officers. These customers participate in the various gas service, transportation and marketing incentive programs available to their respective customer classes.

(2)	During 2010, the Company contributed $5,000 to a Scholarship Fund of Jefferson State Community College, of which Dr. Merritt is President, and $100,000 to a Scholarship Fund of the University of Alabama at Birmingham, of which Mr. Banton’s spouse is the President.

Although the Company does not have specific policies and procedures for the review, approval or ratification of Company transactions in which any Director, executive officer or other related person will have a direct or indirect material interest, the Company does have conflict of interest disclosure requirements in its Business Conduct Guidelines and its Corporate Governance Guidelines. The Business Conduct Guidelines require each officer, employee and Director to notify the Company if he/she or a close family member has a financial interest in a transaction involving the Company. The Corporate Governance Guidelines further provide that Directors are expected to disclose to the Board any potential conflicts of interest that they may have with respect to any matters under discussion and refrain from voting on such matters, if appropriate.

We rely on our Directors and executive officers to make advance disclosure to the Board of Directors of transactions with the Company in which a Director or an executive officer will have a direct or indirect interest. Our Board of Directors would then evaluate and determine whether to approve any such proposed transaction. Failure to disclose such a transaction to our Board of Directors in advance and to seek approval from our Board prior to engaging in such a transaction would constitute a violation of our Company’s Business Conduct Guidelines. Our Directors and executive officers also complete an annual questionnaire which identifies or confirms the absence of any direct or indirect participation in any transaction with the Company.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Company’s Board of Directors is Mr. McManus, who also serves as the Company’s Chief Executive Officer. This combined Chairman-CEO leadership role has been used by the Company for many years except during brief succession transition periods. The Company has also always had a majority independent Board membership. Mr. McManus is the only non-independent member of the Board. Under our Corporate Governance Guidelines, our Board designates a presiding Director for purposes of convening and chairing meetings of our non-management Directors. The role of presiding Director is currently filled by Mr. French. Upon Mr. French’s retirement from the Board of Directors at the Annual Meeting, Mr. Banton will serve as presiding Director. Based on many years of experience, the Board believes that this structure serves the Company well in providing effective and efficient leadership with active independent oversight.

The Board exercises its risk oversight role through Board and Committee meetings. As noted above, a majority of the Board members and all Committee members are independent. Risk oversight matters are raised in various ways: normal agenda items; presentations in response to Director requests; presentations initiated by management; and issues raised and discussed during the course of a meeting.

Compensation Committee Interlocks and Insider Participation

None of the Directors serving on the ORC has served as an officer or employee of the Company or had a relationship (other than a utility customer relationship) with the Company which required consideration by our Board of Directors in connection with their review of independence.

Selection of Board Nominees

Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate and one or more Committee or Board members. The Committee will also consider potential committee service by Board candidates at the time such candidates are evaluated for membership on the Board and, if the Board has vacancies on a particular committee or foresees such a vacancy, the Committee may be more likely to consider Board candidates with credentials and experience suitable for service on such committee. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom, and good judgment. In addition to these fundamental characteristics, the Committee seeks to assemble and maintain a Board membership with a diverse portfolio of expertise, education, and experience conducive to generating multiple perspectives on the business, community, and strategic issues and opportunities encountered or anticipated by the Company and its operating subsidiaries.

Once appropriate candidates have been identified, the Committee recommends nominations to our Board and to the boards of our subsidiaries. Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of Director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or Director) has recommended a Director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations. For this Annual Meeting, the Governance and Nominations Committee did not receive any Director candidate recommendations from shareholders holding at least 5% of our common stock.

Communication with the Board of Directors

Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder or other interested person wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Governance” (www.energen.com). Also under that heading is a copy of the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control, and audit related matters. Such inquiries and correspondence are forwarded by our General Counsel to the Chairman of our Audit Committee.

Directors’ Compensation

2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)
Ban	75,000	72,619	—	—	—	1,118	148,737
Banton	91,000	72,619	—	—	—	1,054	164,673
Dewey	79,500	72,619	—	—	—	1,048	153,167
French	79,500	72,619	—	—	—	594	152.713
Goodrich	67,500	72,619	—	—	—	980	141,099
Merritt	78,000	72,619	—	—	—	702	151,321
Snider	76,500	72,619	—	—	—	1,391	150,510
Wilson	91,500	72,619	—	—	—	841	164,960
Youngblood	69,000	72,619	—	—	—	—	141,619

(1)	The Stock Awards in column (c) reflect the grant of unrestricted shares under the Company’s Directors Stock Plan. The grants included 1,200 shares in January 2010 with a grant date value of $46.76 per share and 340 shares in April 2010 with a grant date value of $48.55 per share. There were no stock awards outstanding at year end.

(2)	Column (g) reflects income tax reimbursements related to Company paid spousal travel expenses. The aggregate amount of perquisites and other personal benefits, or property, including Company paid spousal travel expenses was less than $10,000 for each Director.

The Governance and Nominations Committee charter provides that:

At such times as it determines appropriate or as requested by the Board, the Committee will review and make recommendations with respect to Director compensation. Such compensation is intended to be sufficient to attract and retain qualified candidates and may include a combination of cash and stock based compensation.

Management discusses Director compensation with the Governance and Nominations Committee, and makes recommendations on Director compensation which the Governance and Nominations Committee considers as part of its process in reviewing Director compensation. The 2010 Director monthly cash retainer fees and meeting fees were approved by the Board in December 2007 and have not increased since that time. The 2010 share awards were issued pursuant to the Directors Stock Plan and the Amended and Restated Directors Stock Plan and include a grant of 1,200 shares as part of the prior annual grant program of the old Directors Stock Plan and an additional 340 shares granted following approval of the Amended and Restated Directors Stock Plan. The Governance and Nominations Committee targeted a grant of shares that would equal approximately $72,000 in value to each non-employee Director based on the January 2010 share price.

Monthly Cash Retainer Fees and Meeting Fees.    During 2010, non-employee Directors were paid a retainer of $51,000 per year. Non-employee Directors also received a fee of $1,500 for each Board meeting attended, and $1,500 for each committee meeting attended. The Governance and Nominations and Finance Committee Chairs received a retainer supplement of $3,000 per year, while the Chair of the Audit Committee received a supplement of $15,000 per year, and the Chair of the ORC received a supplement of $10,000 per year. Members of the Audit Committee other than the Chair received a retainer supplement of $3,000 per year. Our Presiding Director received a retainer supplement of $3,000 per year. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

Share Awards and Deferred Compensation.    Prior to the April 2010 shareholder approval of the Amended and Restated Directors Stock Plan, the Directors Stock Plan provided each non-employee Director with an annual grant of 1,200 shares of common stock. Annual awards were made following the last day of each fiscal year, and only non-employee Directors who were members of our Board on such date and who had been members of the Board for at least six months were eligible. Adoption of the Amended and Restated Directors Stock Plan provided our Board with authority to make compensatory grants of stock, restricted stock and stock options to non-employee Directors at such times and in such amounts as the Board may determine. The plan also allows each non-employee Director to elect to have any part or all of the cash fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees.

The Governance and Nominations Committee administers the Amended and Restated Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their Director compensation. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “Compensation Discussion and Analysis-1997 Deferred Compensation Plan.”

Other.    Directors have family coverage under the Company’s membership in a medical emergency travel assistance program. The Company also reimburses Directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the Directors’ spouses in accompanying the Directors at the invitation of the Company, along with taxes related to such payments. In addition, two Directors use Company provided PDAs.

Code of Ethics

The Company has a code of ethics, titled Business Conduct Guidelines, which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to all of the Directors of the Company. The Business Conduct Guidelines are available on our website under the heading “Governance” (www.energen.com). We intend to post amendments to or waivers from the Business Conduct Guidelines which are applicable to the Company’s Directors, principal executive officer, principal financial officer and principal accounting officer at this location on our website.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company with respect to its operations for the year 2011. While shareholder ratification of the appointment is not required, the Audit Committee has determined to seek input from the shareholders as part of the selection process. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for a number of years. If the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the matter of the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee.

The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2010, and the Audit Committee plans to continue the services of this firm for the fiscal year ending December 31, 2011. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fee Disclosure

The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2010 and December 31, 2009, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2010	2009
(1) Audit fees	$1,283,000	$1,214,000
(2) Audit-related fees(a)	$270,000	$225,000
(3) Tax fees(b)	$81,000	$147,000
(4) All other fees	$—	$—

(a)	Includes fees for audits of certain of the Company’s employee benefit plans and review of the application of accounting standards.

(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax issues.

Our Audit Committee approved, directly or through our pre-approval process, one hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during 2010, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In April 2010, our Audit Committee pre-approved the engagement through June 30, 2011 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to tax returns and reports; claims for tax refund; tax payment planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers and acquisitions; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2010 AUDIT COMMITTEE REPORT

In compliance with the requirements of the NYSE, the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Governance” (www.energen.com). In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•

Received from the independent auditors disclosures regarding the auditors’ independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors the auditors’ independence; and

•

Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

AUDIT COMMITTEE

David W. Wilson, Chair

Julian W. Banton

Kenneth W. Dewey

James S. M. French

Judy M. Merritt

SHARE OWNERSHIP

Principal Holders

The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)
BlackRock, Inc.(2)
40 East 52nd Street
New York, NY 10022	4,303,067	5.99%
JPMorgan Chase & Co.(3)
270 Park Avenue
New York, NY 10017	3,953,760	5.4%

(1)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2010.

(2)	In a Schedule 13G filed on February 4, 2011, BlackRock, Inc., together with certain affiliated entities (“BlackRock”), reported having sole power to vote 4,303,067 shares of common stock and sole power to dispose or direct the disposition of 4,303,067 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by BlackRock.

(3)	In a Schedule 13G filed on January 31, 2011, JPMorgan Chase & Co., together with certain affiliated entities (“JPMorgan”), reported having sole power to vote 3,540,649 shares of common stock, shared power to vote 241,191 shares of common stock, sole power to dispose or direct the disposition of 3,688,204 shares of common stock and shared power to dispose or direct the disposition of 249,956 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by JPMorgan.

Directors and Executive Officers

As of February 25, 2011, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Beneficial ownership includes shares that each person has the right to acquire within sixty (60) days of February 25, 2011. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of February 25, 2011.

Name of Entity, Individual or Persons in Group	Number of Shares Beneficially Owned (1)(2)	Percent of Class Beneficially Owned(2)		Share Equivalents Under Deferred Plan(3)
Stephen D. Ban	26,364		*	—
Julian W. Banton	25,712		*	—
Kenneth W. Dewey	5,000		*	9,698
James S. M. French	177,580		*	—
T. Michael Goodrich	10,920		*	25,091
James T. McManus, II	278,829		*	1,873
Judy M. Merritt	20,813		*	2,937
Charles W. Porter, Jr.	70,859		*	313
Dudley C. Reynolds	149,298		*	14,864
John S. Richardson	109,562		*	5,886
Stephen A. Snider	10,999		*	15,902
David W. Wilson	8,079		*	2,937
J. David Woodruff	163,553		*	267
Gary C. Youngblood	47,798		*	19,101
All Directors and executive officers (15 persons)	1,110,663	1.54%		98,871

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. The shares of common stock shown above for Messrs. McManus, Porter, Reynolds, Richardson, Woodruff and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of February 25, 2011. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Plan’s trustee must vote the shares held by the Plan in accordance with individual participant instructions. Messrs. McManus, Porter, Reynolds, Richardson, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 160,246, 51,391, 32,558, 61,747, 68,281 and 378,223 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of February 25, 2011. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of dividends. The Company Stock Accounts have no voting rights.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview.    The following discussion details how the Officers Review Committee (“ORC”) of the Board of Directors of the Company determines compensation for the Company’s Chairman and CEO, the CFO, and the other executive officers named in the Summary Compensation Table (sometimes referred to as the “named executive officers”). The Company’s approach to executive compensation is guided by the following principles:

•	attract and retain highly qualified executives;

•	link a substantial portion of individual compensation to corporate and business unit performance; and

•	align the interests of executives with the long-term interests of shareholders.

The ORC attempts to structure compensation packages for the named executive officers such that at target performance a majority of an officer’s compensation is represented by incentive compensation, and a majority of incentive compensation is represented by long-term incentive compensation. The ORC utilizes competitive data provided by the Company’s compensation consultant to set total compensation ranges for each job classification and allocate compensation among salary, annual incentives and long-term incentives. The combination of salary, short-term incentive and long-term incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level, to provide additional compensation for superior Company performance, and less compensation for Company performance that is below target.

Company Performance.    The Company completed another successful financial year in 2010, with net income of $290.8 million, or $4.04 per diluted share, an increase of 13.2 percent in earnings per diluted share from 2009. Energen Resources and Alagasco also increased net income during 2010 over 2009 levels, with Energen Resources’ net income increasing to $245.3 million in 2010 from $212.1 million in 2009 and Alagasco’s net income rising to $46.9 million in 2010 from $45.4 million in 2009. Although solid, the earnings performances of Energen and Energen Resources fell below the 2010 Annual Incentive Plan performance targets set by the ORC. Alagasco earnings exceeded its maximum performance objective.

From an operations standpoint, Energen Resources achieved record, but below target, oil and gas production volumes in 2010 and exceeded target performance with respect to operating cost control. Similarly, Alagasco exceeded maximum performance with respect to the management of operations and maintenance expenses. Other Alagasco performance measurements ranged from slightly above threshold to maximum.

Other 2010 highlights included three significant property acquisitions and our twenty-eighth consecutive annual dividend increase.

Base Salary.    The ORC’s objective of targeting compensation for named executive officers at the 50th percentile of the market when the Company performs at a target level translates into salary ranges for job classifications intended to approximate the median salaries for those positions in competitive companies. When making salary adjustments within the target ranges, the ORC considers competitive salary data, recommendations from the CEO and the Vice President of Human Resources, internal comparability considerations and the executive’s years of experience.

Annual Cash Incentives and Company Performance.    Payment of annual cash incentive compensation is directly linked to the annual performance of the Company and its subsidiaries through threshold, target and maximum performance factors established by the ORC at the beginning of each year.

For 2010 the overall performances were between threshold and target at Energen and Energen Resources and near maximum at Alagasco. As a result, Energen’s CEO, CFO and General Counsel and Energen Resources’ COO received below target annual cash incentives for 2010, and Alagasco’s COO received a near maximum payout.

Long-Term Equity Compensation.    While the 1997 Stock Incentive Plan provides for a variety of different types of awards, the ORC utilizes stock options with ratable three year vesting as the primary vehicle for delivering long-term incentives. The ORC has not placed performance conditions, other than employment vesting periods, on grants of stock options as it believes that the option itself is performance based and directly links officer compensation with shareholder value.

Administration of Executive Compensation

The ORC oversees and administers the Company’s executive compensation program. It establishes the salaries and other compensation of the executive officers of the Company, including the named executive officers. Each member of the ORC is an independent Director.

Compensation Philosophy

The Company’s executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long-term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives;

•	link a substantial portion of individual compensation to corporate and business unit performance; and

•	align the interests of executives with the long-term interests of shareholders.

The Company’s executive compensation program includes salary, annual cash incentive awards, long-term equity based incentive opportunities, retirement benefits and change in control related severance compensation. The ORC believes that each of these components is a factor in the attraction, retention and motivation of qualified executives. The annual cash and long-term equity incentives link each executive’s compensation to corporate performance, with the annual cash incentives keyed to short-term financial and operational objectives and the long-term equity incentives providing alignment with shareholder returns.

The combination of salary, short-term cash and long-term equity incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level, to provide additional compensation for superior Company performance, and less compensation for below target Company performance. The ORC considers compensation that approximates the market’s 50th percentile to be a competitive level of compensation. Target performance represents the performance expectations of the ORC as measured by the performance metrics set by the ORC for the Annual Incentive Compensation Plan. The allocation between the various elements of the compensation package is intended to emphasize incentive compensation while remaining in line with market allocations for similar positions in comparable companies. At target performance levels, a majority of the compensation package is represented by incentive compensation and a majority of the incentive compensation is represented by long-term equity incentive compensation. The allocation to incentive compensation increases with position seniority.

In evaluating compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. On an annual basis the ORC meets with the CEO to discuss his performance and the CEO provides the ORC with his evaluation of the performance of the other executive officers in connection with the annual compensation review of those officers.

Compensation Consultant

The ORC also reviews and considers reports and analysis provided by its executive compensation consultant, Pay Governance. Pay Governance is engaged by the Company at the direction of the ORC. Management meets with Pay Governance representatives and participates in most meetings between Pay Governance and the ORC.

Pay Governance provides competitive assessments of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the ORC. Specifically, during 2010, Pay Governance assisted the ORC and the Company in the following areas:

•	Providing information on general trends in executive compensation.

•	Providing competitive compensation analyses of the company’s executive positions.

•	The preparation of estimates of the benefits to be received by each named executive officer in the event of a change-in-control.

Pay Governance does not make specific recommendations on individual pay levels, but rather provides competitive data for review and use by the ORC and Company. The ORC uses the Pay Governance provided data and analysis for general reference purposes. The Company’s CEO and Vice President — Human Resources play a significant role in providing input and recommendations to the ORC in evaluating and discussing data and analysis prepared by Pay Governance.

Each year, the ORC examines the competitive salary data provided by Pay Governance to determine base salary ranges for the job classifications of the Company’s executive officers, including the named executive officers. The ORC also reviews the market data provided by Pay Governance to determine amounts which will approximate compensation of Company executives at the 50th percentile of the market, assuming the Company meets target performance objectives. In accordance with their practice in prior years, the ORC reviewed compensation data and analysis provided by Pay Governance in preparation for the 2011 compensation review. The information provided by Pay Governance utilized compensation data and analysis from five reference points: (1) Custom Peer Group — 28 companies representing a mix of oil and gas, diversified companies with regulated gas operations, and pure-play gas utility companies selected to approximate Energen’s current business mix; (2) Oil & Gas — 21 companies from Towers Watson’s 2010 Executive Compensation data base; (3) Energy Sector — 81 companies from Mercer’s 2010 Energy Sector Total Compensation Survey; (4) Utility Industry — 56 investor-owned utility focused companies from Towers Watson’s Energy Services data base; and (5) Broader General Industry — general industry data from the 2010 Towers Watson Executive Compensation data base. Companies included in the Custom Peer Group data base, Utility Industry data base, Oil & Gas data base, and the Energy Sector data base are listed on Appendix A. The ORC has not requested a listing of the companies in the Towers Watson Executive Compensation data base which includes over 800 companies.

Ownership Guidelines

The Company has the following suggested stock ownership guidelines for officers: CEO and Chairman (McManus) — 5 times base salary; CFO (Porter), COOs (Richardson and Reynolds) and General Counsel (Woodruff) — 3 times base salary. The Company’s other officers have ownership guidelines of 1 or 2 times base salary depending on position. For purposes of the guidelines, stock ownership includes (1) shares owned directly by the executive and immediate family members, (2) share holdings in the Company’s 401(k) plan, (3) deferred compensation shares and (4) unvested restricted stock. As of December 31, 2010, each of our named executive officers, except for Mr. Porter, maintained ownership exceeding these suggested levels. Mr. Porter’s ownership equaled 2.8 times base salary as of December 31, 2010. The guidelines have not been a factor in the ORC’s recent compensation decisions.

2010 Company Performance

For 2010 the Company earned $290.8 million or $4.04 per diluted share, a 13.2% earnings per diluted share increase over the prior year. As detailed below, 2010 earnings per share exceeded threshold, but fell below target for purposes of the Company’s Annual Incentive Compensation Plan. The target shortfall primarily reflected the non-cash write-off of capitalized unproved leasehold associated with Alabama shales exploration by Energen Resources. The January 2011 payouts of cash bonuses earned during 2010 under the Annual Incentive Compensation Plan reflect the Company’s earnings per share results and the performance of its subsidiaries as described below.

In addition to increased earnings per share, during 2010 the Company achieved record oil and gas production volume (1.6% increase over prior year) and end of year reserves (17.5% increase over prior year); acquired three significant oil properties in the Permian Basin which set the stage for continued long-term growth; and had its twenty-eighth consecutive annual dividend increase.

Base Salary

As discussed above, the ORC attempts to provide competitive salaries. In setting 2010 salaries, the ORC reviewed competitive salary data for each position. Competitive salary data was intended to approximate the median salary of similar positions with comparable companies. In approving salary adjustments, the ORC considered the competitive salary data, recommendations from the CEO and the Vice President of Human Resources, internal comparability considerations and the executive’s years of experience.

The differences in amounts of compensation awarded to the named executive officers reflect differences in the competitive market data for the positions held by the executives as well as internal comparability. From an internal comparability perspective, Mr. McManus holds the position with the greatest corporate responsibility, thus resulting in greater compensation as compared to the other named executive officers. Each of the named executive officers has many years of service with the Company, although Mr. McManus and Mr. Porter are relatively new to their positions, resulting in lower 2010 salaries than would likely have been paid to them if they had been in their respective positions for longer periods.

Annual Cash Incentives

Annual Incentive Compensation.    In order to link compensation to the Company’s annual objectives, officers are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives approved by the ORC. Assuming the performance objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year. The ORC authorizes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible by us for federal income tax purposes.

For 2010, earned annual cash incentives were calculated by applying Company and business unit performance factors to target incentive opportunities. The target incentive opportunities are set each year as a percentage of base salaries. For 2010, Mr. McManus had an incentive opportunity at target of 100% of base salary; Mr. Porter, 50%; Mr. Richardson, 70%; Mr. Reynolds and Mr. Woodruff, 45%.

The applicable portions of target incentive opportunities subject to Company and business unit performance factors were as follows:

	Energen	Energen Resources	Alagasco
McManus	80%	10%	10%
Porter	80%	10%	10%
Richardson	25%	75%	—
Reynolds	25%	—	75%
Woodruff	80%	10%	10%

The Energen, Energen Resources and Alagasco performance factors as well as actual 2010 results were as follows:

	Performance Factor
	Threshold	Target	Maximum	2010 Actual
Energen	0.50	1.00	2.00	0.78
Energen Resources	0.50	1.00	2.00	0.88
Alabama Gas	0.75	1.00	1.25	1.20

If Energen had failed to meet threshold performance, no incentives would have been paid. If Energen Resources or Alagasco had failed to meet net income threshold performance, then no incentive would have been paid for that portion of the incentive opportunity applicable to its respective performance.

The performance criteria and 2010 actual results were as follows:

	Threshold	Target	Maximum	2010 Result	2010 Score	Weight
Energen
Earnings per share	$3.55	$4.44	$5.33	$4.04	0.78	100%
Energen Resources
Net Income(1)	$216	$276	$340	$245.3	0.74	80%
Total Production (bcfe)	110	113.8	117	112.5	0.82	10%
Operating Cost per Mcf	$1.85	$1.75	$1.65	$1.61	2.00	10%

Total					0.88	100%
Alabama Gas
Net Income(1)	$39.8	$43.9	$45.0	$46.9	1.25	75%
Calendar Year 2010 O&M	$136.1	$133.6	$131.1	$128.8	1.25	10%
Growth measured by active customer count	432,874	441,708	446,125	433,692	0.77	5%
Growth measured by core market furnace and/or water heater conversions	$400	$600	$800	$624	1.03	5%
Number of APSC complaints	250	200	150	211	0.95	5%

Total					1.20	100%

(1)	Dollars in millions.

Based on the performance criteria and the 2010 results detailed above, the named executive officers received the payments in January 2011 under the Annual Incentive Compensation Plan as reflected in the table below (also reflected in the column (g) 2010 disclosure in the Summary Compensation Table). The table also reflects the amounts which would have been paid to each named executive officer if all performance criteria targets had been achieved.

Named Executive Officer	Target Compensation	Actual Compensation
McManus	693,000	576,507
Porter	186,000	142,255
Richardson	239,400	222,251
Reynolds	147,150	161,240
Woodruff	157,500	117,922

Discretionary Authority Applicable to Cash Incentive Awards.    The Annual Incentive Compensation Plan provides the ORC with the discretion to decrease, but not increase, an earned incentive by up to 25%. This allows the ORC to reduce an individual payout for any reason including poor individual performance. The ORC’s negative discretion does not apply to plans other than the Annual Incentive Compensation Plan. Such discretion was not utilized with respect to 2010 payments.

In addition to bonuses paid under the Annual Incentive Compensation Plan, the Board of Directors has the inherent authority to, in its absolute discretion, award cash bonuses to such employees and in such amounts as it determines. Such discretion has not been exercised in recent years. The deductibility of individual bonuses paid outside of the Annual Incentive Compensation Plan will depend on the specific circumstances.

Long-Term Equity Incentive Compensation

1997 Stock Incentive Plan.    The Stock Plan is intended to provide officer compensation aligned with long-term company performance and increases in shareholder value. It provides for the grant of stock options, restricted stock and performance shares. The ORC routinely makes awards in January, although it retains the authority to make awards at other times of the year. Equity grants for 2010 are reflected in the table under “Executive Compensation — Grants of Plan-Based Awards.”

Stock Options.    The ORC uses stock options as the primary vehicle for delivering long-term incentives. The stock option provisions of the plan provide for the grant of non-qualified stock options and stock appreciation rights or a combination thereof to officers and key employees, all as determined by the ORC. The Company’s stock options typically vest ratably over three years and expire after 10 years. The ORC has not placed performance conditions, other than employment vesting periods, on grants of stock options as it believes that the option itself is performance based. The ORC has not utilized the stock appreciation right feature in recent years.

Restricted Stock.    The Stock Plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The ORC made no restricted stock grants during 2010.

Performance Shares.    A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. There are no outstanding performance share grants.

Discretionary Authority Applicable to Equity Incentive Awards.    Under the Stock Plan, the ORC has the discretion to accelerate the vesting of stock options and restricted stock and may also exercise discretion to allow a terminating employee to remain eligible for payout of previously granted performance shares. Such discretion has not been exercised in recent years.

1997 Deferred Compensation Plan.    The Company also provides a program which allows our Directors and officers to defer receipt of compensation. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of selected mutual funds offered by The Vanguard Group, Inc. At distribution, the participant’s investment account is payable in cash. The Deferred Compensation Plan is primarily designed as a financial planning and savings tool for participants. It does, however, include a Company contribution provision for officers which mirrors the Company match and supplemental contribution provisions of the Company’s generally available Employee Savings Plan. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

Retirement Income Plan and Retirement Supplement Agreements

The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our salaried employees and members of two of our three bargaining units. Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest 60 consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). An officer’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options. The benefits accumulated as of December 31, 2010 under the Retirement Income Plan and the Supplemental Agreements for each of the Company’s named executive officers are reflected in the table under “Executive Compensation – Pension Benefits in 2010.”

Severance Compensation Agreements and Change in Control

We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. McManus, Porter, Richardson, Reynolds, and Woodruff. We designed these agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the occurrence of a change in control of the Company, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Our Severance Compensation Agreements define a “change in control” as any of the following events:

•	any “person”, as defined in the Exchange Act, acquires 25 percent or more of our voting securities;

•	a majority of our Directors are replaced in certain circumstances, including:

•	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

•	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest;

•	consummation of certain mergers, or a liquidation or sale of our assets; or

•	any other transaction or series of transactions designated as a change-in-control event by resolution of our Board of Directors.

In addition, transactions involving the transfer of 80 percent or more of the voting securities or substantially all the assets of a subsidiary would constitute a change in control for the officers of that subsidiary. If the subsidiary is the Company’s largest subsidiary (currently Energen Resources), then such a transaction is also a change in control for the officers of Energen Corporation.

For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

Continuity of management and retention during transition periods is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one year base period to 300% with a three year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named executive officers have a 300% multiple. The Severance Compensation Agreements cover a three-year base period and also provide the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. Agreements entered into in 2007 and earlier, which include the agreements with Messrs. McManus, Porter, Richardson, Reynolds and Woodruff, include a tax gross up provision that provides that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the Severance Compensation Agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. The only new Severance Compensation Agreement that has been entered into since 2007 does not include a tax gross up provision and the ORC does not expect to include such a provision in future agreements.

The Company’s 1997 Stock Incentive Plan includes change in control provisions applicable to awards granted in 2009 and earlier. In most instances of a change in control, in the case of these older awards, unvested stock options vest and restrictions on restricted shares lapse. The change in control provisions are not applicable to awards granted in 2010 and later.

For a description of the potential benefits payable to the Company’s named executive officers upon a termination or change in control effective as of December 31, 2010, refer to the discussion and tabular disclosure included under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Changes for 2011

For 2011, the basic structure of the Company’s executive compensation program remains unchanged. The ORC has established threshold, target and maximum performance factors for potential awards under the Annual Incentive Compensation Plan which are consistent with the Company’s compensation philosophy and goals. Effective January 1, 2011, Mr. McManus’s salary was increased to $730,000 reflecting a market adjustment consistent with the policies discussed above. Mr.  McManus has served as the Company’s President and Chief Executive Officer since July 2007.

COMPENSATION COMMITTEE REPORT

The Officers Review Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

OFFICERS REVIEW COMMITTEE:

Julian W. Banton, Chair

James S. M. French

T. Michael Goodrich

Stephen A. Snider

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation Earnings ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
McManus, II, James T.	2010	693,000	—	—	1,318,736	576,507	1,500,031	55,328	4,143,602
Chairman and Chief	2009	630,000	—	—	1,355,175	751,338	1,813,473	49,442	4,599,428
Executive Officer	2008	600,000	—	—	1,032,179	684,945	769,783	56,642	3,143,549

Porter, Jr., Charles W.	2010	342,000	—	—	406,670	142,255	433,532	27,499	1,351,956
Vice President, Chief	2009	310,000	—	—	399,125	184,853	530,548	26,015	1,450,541
Financial Officer and Treasurer	2008	270,000	—	—	232,236	184,935	208,155	23,847	919,173

Richardson, John S.	2010	372,000	—	—	530,927	222,251	707,575	27,164	1,859,917
President of Energen	2009	340,000	—	—	541,350	294,763	822,796	27,529	2,026,438
Resources Corporation	2008	315,000	—	—	379,333	243,653	419,210	26,336	1,383,532

Reynolds, Dudley C.	2010	327,000	—	—	217,799	161,240	590,830	32,692	1,329,561
President of Alabama	2009	324,000	—	—	300,820	177,293	406,573	34,406	1,243,092
Gas Corporation	2008	319,000	—	—	233,216	181,375	203,761	34,258	971,610

Woodruff, J. David	2010	315,000	—	—	254,758	117,922	469,060	24,201	1,180,941
General Counsel and	2009	304,000	—	—	281,862	163,148	568,195	25,123	1,342,328
Secretary	2008	295,000	—	—	215,743	202,059	177,433	29,083	919,318

(1)	The amounts in columns (e) and (f) reflect grant date fair value. The valuation assumptions are discussed in Note 6 to the Company’s financial statements.

(2)	The amounts in column (g) reflect Annual Incentive Compensation Plan payouts.

(3)	The amounts in column (h) reflect increase in pension value.

(4)	The amounts reported in column (i) for 2010 reflect the Company’s contributions to defined contribution plans, MedJet insurance, dinner club memberships, life insurance premiums, financial planning, spousal travel, and tax reimbursements related to spousal travel.

	Defined Contributions	Spousal Travel Tax Reimbursement
McManus	$44,811	$2,547
Porter	$22,111	$683
Richardson	$24,061	$588
Reynolds	$27,782	$636
Woodruff	$20,444	$414

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based stock option grants under the 1997 Stock Incentive Plan and incentive compensation awards under the Annual Incentive Compensation Plan, in each case to our named executive officers. For a more complete discussion of the awards under the 1997 Stock Incentive Plan and the Annual Incentive Compensation Plan, please refer to the discussion of these plans contained in “Compensation Discussion and Analysis,” beginning on page 17 of this proxy statement.

Name	Grant Date	Meeting Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
McManus	1/27/2010	1/26/2010	363,825	693,000	1,334,025	—	—	—	—	80,069	46.69	—
Porter	1/27/2010	1/26/2010	97,650	186,000	358,050	—	—	—	—	24,697	46.69	—
Richardson	1/27/2010	1/26/2010	119,700	239,400	478,800	—	—	—	—	32,236	46.69	—
Reynolds	1/27/2010	1/26/2010	101,166	147,150	211,528	—	—	—	—	13,224	46.69	—
Woodruff	1/27/2010	1/26/2010	82,688	157,500	303,188	—	—	—	—	15,468	46.69	—

(1)	The ORC generally sets award amounts at a meeting which occurs the day prior to the grant date.

(2)	Columns (c)-(e) reflect the Annual Incentive Compensation Plan payout values for each named executive officer for 2010 if the threshold, target or maximum goals had been satisfied. The actual payout is reflected in column (g) of the Summary Compensation Table. For a discussion of the criteria applied when determining amounts payable under the Annual Incentive Compensation Plan, see the description of Annual Incentive Compensation in “Compensation Discussion & Analysis” beginning on page 17 of this proxy statement.

(3)	The stock options granted on January 27, 2010 vest in 1/3 increments on the anniversary date of the award beginning January 27, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2010. This table includes unexercised and unvested option awards, unvested restricted stock awards and performance shares with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table. The market value of the stock awards is based on the closing market price of Company common stock as of December 31, 2010, which was $48.26 per share. For additional information about the outstanding equity awards, see the description of long-term incentive compensation in “Compensation Discussion & Analysis” beginning on page 17.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) N/A	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)(1)	(j)(1)
McManus	1/25/05							8,000	(4)	386,080
	1/24/07	43,405				46.45	1/23/2017
	6/23/07	7,260				55.08	6/22/2017
	1/23/08	38,593	19,297	(1)		60.56	1/22/2018
	1/28/09		102,316	(2)		29.79	1/27/2019
	1/27/10		80,069	(3)		46.69	1/26/2020
Porter	1/24/07
	1/23/08	8,683	4,342	(1)		60.56	1/22/2018
	1/28/09	15,067	30,134	(2)		29.79	1/27/2019
	1/27/10		24,697	(3)		46.69	1/26/2020
Richardson	1/28/04	2,840				21.375	1/27/2014
	1/26/05							3,000	(4)	144,780
	10/24/06							5,000	(5)	241,301
	1/24/07	13,855				46.45	1/23/2017
	1/23/08	14,183	7,092	(1)		60.56	1/22/2018
	1/28/09	20,436	40,872	(2)		29.79	1/27/2019
	1/27/10		32,236	(3)		46.69	1/26/2020
Reynolds	1/24/07	15,070				46.45	1/23/2017
	1/23/08	8,720	4,360	(1)		60.56	1/22/2018
	1/28/09		22,712	(2)		29.79	1/27/2019
	1/27/10		13,224	(3)		46.69	1/26/2020
Woodruff	10/24/01	3,600				11.315	10/23/2011
	1/29/03	11,540				14.855	1/28/2013
	1/28/04	5,560				21.375	1/27/2014
	1/24/07	13,855				46.45	1/23/2017
	1/23/08	8,066	4,034	(1)		60.56	1/22/2018
	1/28/09	10,640	21,281	(2)		29.79	1/27/2019
	1/27/10		15,468	(3)		46.69	1/26/2020

Vesting Dates:

(1)	1/23/11

(2)	Equal increments 1/28/11 and 1/28/12

(3)	Equal increments 1/27/11, 1/27/2012 and 1/27/2013

(4)	1/26/11

(5)	1,875 on 10/24/11, and 3,125 on 10/24/12

Option Exercises and Stock Vested in 2010

The following table provides information, for the named executive officers, on (1) stock option exercises during 2010, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
McManus	67,190	1,273,490	12,800	597,184
Porter	—	—	4,030	192,070
Richardson	—	—	6,050	281,182
Reynolds	11,356	161,871	—	—
Woodruff	4,500	142,070	—	—

Pension Benefits in 2010

The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our salaried employees and members of two of our three bargaining units. Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest 60 consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon termination or a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options.

The table below sets forth information on the pension benefits for each of the named executive officers under each of the Company’s pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
McManus	Retirement Income Plan	25	1,189,232	—
	SERP	25	5,996,958	—
Porter	Retirement Income Plan	21	431,386	—
	SERP	21	1,455,541	—
Richardson	Retirement Income Plan	25	876,370	—
	SERP	25	2,636,074	—
Reynolds	Retirement Income Plan	31	1,956,408	—
	SERP	31	2,305,211	—
Woodruff	Retirement Income Plan	25	1,345,314	—
	SERP	25	2,027,723	—

(1)	Benefit values assume a retirement age of 60. Other assumptions are set forth in Note 5 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

No pension benefits were paid to any of the named executive officers during 2010.

Nonqualified Deferred Compensation Table in 2010

The table below provides information on the non-qualified deferred compensation of the named executive officers in 2010 pursuant to the Company’s 1997 Deferred Compensation Plan. For a more detailed discussion of the 1997 Deferred Compensation Plan, refer to “Compensation Discussion & Analysis” beginning on page 17 of this proxy statement.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)(1)	(c)(1)	(d)	(e)	(f)(2)
McManus	25,080	28,886	7,616	—	159,213
Porter	4,020	6,186	(6,764)	186,456	22,486
Richardson	5,820	8,136	9,856	37,423	298,291
Reynolds	3,120	6,957	33,624	—	752,516
Woodruff	2,400	4,519	1,324	—	19,819

(1)	Amounts reported in columns (b) and (c) are reported in the Summary Compensation Table.

(2)	It is management’s belief that the portion of amounts in column (f) attributable to executive or registrant contributions were previously reported as compensation to named executive officers during periods that they were named executive officers, but the Company has not undertaken an audit of the multiple year reporting history of the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. McManus, Porter, Richardson, Reynolds and Woodruff. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Continuity of management or retention is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one-year base period to 300% with a three-year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named officers have a 300% multiple. The Severance Compensation Agreements cover a three-year base period and also provide the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. Agreements entered into in 2007 and earlier, which include the agreements with Messrs. McManus, Porter, Richardson, Reynolds and Woodruff, include a tax gross up provision that provides that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the Severance Compensation Agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. The only Severance Compensation Agreement that has been entered into since 2007 does not include a tax gross up provision and the ORC does not expect to include such a provision in future agreements.

For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

The Company’s 1997 Stock Incentive Plan also includes change in control provisions. In most instances of a change in control, in the case of awards granted prior to 2010, unvested stock options vest, restrictions on restricted shares lapse and performance measurement and payment of performance shares are accelerated. The change in control provisions are not applicable to awards granted in 2010 and later.

For purposes of the Severance Compensation Agreements and the 1997 Stock Incentive Plan, a “change in control” would include any of the following events:

(1)	any “person”, as defined in the Exchange Act, acquires 25 percent or more of our voting securities;

(2)	a majority of our Directors are replaced in certain circumstances, including:

(a)	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

(b)	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest;

(3)   consummation of certain mergers or consolidations, or a liquidation or sale of our assets; or

(4)   any other transaction or series of transactions designated as a change in control event by resolution of our Board of Directors.

In addition, transactions involving the transfer of 80 percent or more of the voting securities or substantially all the assets of a subsidiary would constitute a change in control for the officers of that subsidiary. If the subsidiary is the Company’s largest subsidiary (currently Energen Resources), then such a transaction is also a change in control for the officers of Energen Corporation.

Assuming the occurrence of a triggering event on December 31, 2010 for payment of change in control related compensation, we estimate that the following officers would receive the following benefits:

	McManus $	Porter $	Richardson $	Reynolds $	Woodruff $
Cash Severance	4,333,014	1,612,980	2,000,289	1,594,950	1,672,320
Health & Welfare Benefit(1)	30,146	28,281	28,432	22,994	28,104
Excise Tax reimbursement(2)	—	630,130	—	—	—

(1)	Represents the incremental value of two years continuation of medical, life and disability insurance benefits.

(2)	Tax gross-up reflects the additional compensation provided to cover excise taxes incurred when the executive’s parachute payment exceeds 2.99 times the Code Section 280G “base amount”. “Base amount” is defined as the executive’s five year average W-2 earnings.

The 1997 Stock Incentive Plan includes a change in control definition applicable to 2009 and earlier awards. It is identical to the change in control definition discussed above beginning on page 30. Upon the occurrence of certain change in control events, restricted stock and unvested options granted in 2009 and earlier immediately vest. Assuming an acceleration event took place as of December 31, 2010, the table below identifies the awards and award values which would immediately vest. The change in control acceleration provisions are not applicable to awards granted on or after January 1, 2010.

Name	Shares of Restricted Stock (#)	Value of Restricted Stock ($)	Shares Represented by Unvested Options (#)	Value of Unvested Options ($)
McManus	8,000	386,080	121,613	1,889,777
Porter	—	—	34,476	556,575
Richardson	8,000	386,080	47,964	754,906
Reynolds	—	—	27,072	419,491
Woodruff	—	—	25,315	393,060

The 1997 Stock Incentive Plan also provides that in the event of a termination of employment, other than a “qualified termination,” all unvested options expire and all unvested restricted shares are forfeited. In the event of a qualified termination, unvested options and unvested restricted shares vest. The term “qualified termination” means:

(1)  an involuntary termination other than for cause;

(2)  expressly agreed in writing by the executive and the Company to constitute a qualified termination;

(3)  death or disability;

(4)  retirement; or

(5)  with respect to awards granted prior to a change in control, a voluntary termination for good reason entitling the participant to severance compensation under a written change in control severance compensation agreement.

All of the shares of restricted stock and unvested options listed in the table above with respect to a change in control would also vest in the event of a qualified termination. In addition, the following table contains a schedule of unvested options which would also vest upon a qualified termination, valued as of December 31, 2010:

Name	Shares Represented by Unvested Options (#)	Value of Unvested Options ($)
McManus	80,069	125,708
Porter	24,697	38,774
Richardson	32,236	50,611
Reynolds	13,224	20,762
Woodruff	15,468	24,285

In the event a change in control event resulted in the termination of the employment of a named executive officer, the officer would be eligible to receive his accrued retirement benefits. The table below reflects the amounts that the named executive officers would receive under our Retirement Income Plan and SERP assuming a December 31, 2010 termination date. For a description of our Retirement Income Plan and SERP, see “Executive Compensation-Pension Benefits in 2010” beginning on page 28 of this proxy statement.

Named Executive Officer	Retirement Plan	Lump Sum Benefit Assuming 12/31/10 Termination Date ($)
McManus	Retirement Income Plan	852,800
	SERP	6,125,600
Porter	Retirement Income Plan	327,500
	SERP	1,571,300
Richardson	Retirement Income Plan	626,500
	SERP	2,794,200
Reynolds	Retirement Income Plan	1,949,600
	SERP	2,492,700
Woodruff	Retirement Income Plan	955,000
	SERP	2,316,500

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1997 STOCK INCENTIVE PLAN

In January 1998, the Company’s shareholders approved the 1997 Stock Incentive Plan (as amended the “Stock Plan”). Since the adoption of the Stock Plan, the Board of Directors has amended the Stock Plan in certain respects, including an amendment in 2001 to increase the number of authorized shares, which amendment was approved by the Company’s shareholders in January 2002. As amended, the Stock Plan provides for the granting to officers and employees of the Company and its subsidiaries of stock options, restricted stock and performance shares. Directors of the Company who are not officers are not eligible to participate in the Stock Plan. As of February 25, 2011, there were 794,326 shares reserved and available for future awards under the Stock Plan. The reserved share balance for future awards reflects the original 1998 authorization of 650,000 shares plus the 2002 additional share authorization of 1,500,000 shares reduced by prior awards (including outstanding stock options for 1,376,912 shares), as adjusted for the 1998 and 2002 stock splits.

Proposal

On March 2, 2011, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Plan to add 3,000,000 shares to the number of shares authorized for issuance under the Stock Plan. When added to the remaining shares available for issuance under the Stock Plan, this increase will result in a total of 3,794,326 shares being available for future issuances under the Stock Plan. In addition, the amendment also (i) limits the maximum number of shares available for restricted stock and performance share awards following adoption of the amendment to 1,500,000 shares, (ii) specifically prohibits repricing of awards (other than changes due to changes in capitalization and similar events) without shareholder approval, (iii) clarifies that shares not issued as a result of cashless exercise of stock options, retained or tendered to satisfy tax withholding obligations and similar actions shall not be available for additional awards under the plan and (iv) removes dividend equivalents as a type of award available in connection with the award of a stock option.

If approved by the shareholders, the proposed amendment will be effective with respect to awards made under the Stock Plan on and after April 27, 2011. The amendment will not be effective with respect to awards granted prior to that date.

In addition, the Company is required to periodically resubmit the Stock Plan for shareholder approval so that the Stock Plan may continue to qualify as performance-based compensation under Section 162(m) of the Code, which provides the Company with an exception from the $1 million limitation on its federal income tax deduction for certain compensation paid under the Stock Plan (as described in more detail below) otherwise imposed by Section 162(m). A vote to approve the amendment to the Stock Plan will also constitute approval of the performance conditions and material terms of the Stock Plan for purposes of Section 162(m) of the Code and reapproval of the Stock Plan for purposes of Section 422(b)(2) of the Code.

The Board of Directors believes that the approval of the amendment to the Stock Plan is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares for issuance under the Stock Plan and the ability to grant stock incentives is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

Summary of the 1997 Stock Incentive Plan

The following summary of the Stock Plan does not contain all of the terms and conditions of the Stock Plan and is qualified in its entirety by the specific language of the Stock Plan, a copy of which is attached to this proxy statement as Appendix B. Interested shareholders may also obtain a copy of the Stock Plan via mail or e-mail by contacting the Company’s Investor Relations department at 800-654-3206.

General

Purposes.    The purpose of the Stock Plan is to provide a means whereby the Company may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries.

Administration.    The Stock Plan is administered by a committee which shall be either the ORC or another committee consisting of not less than two members of the Board of Directors designated by the Board of Directors (the “Plan Committee”). The Stock Plan is presently administered by the ORC. Members of the committee administering the Stock Plan are not eligible to participate in the Stock Plan while serving on such committee. Subject to the provisions of the Stock Plan, the Plan Committee has the exclusive power to (i) determine the employees who are to be participants in the Stock Plan, (ii) determine the award to be made to each participant, (iii) determine the conditions under which such awards will become payable, (iv) under certain circumstances, modify, amend or extend outstanding awards and (v) establish the objectives and conditions for earning awards and determining whether awards will be paid after the end of a performance period. The Plan Committee also has full power to administer and interpret the terms of the Stock Plan.

Amendment and Discontinuance.    The Board of Directors may from time to time amend, suspend or discontinue the Stock Plan without further shareholder approval. NYSE rules require shareholder approval to increase the number of shares which may be issued under the Stock Plan. For further discussion, see “Section 162(m) of the Code” below. However, no amendment or suspension of the Stock Plan shall alter or impair any award previously granted a participant under the Stock Plan without the written consent of such participant.

Type of Awards

Stock Options.    The Stock Plan provides for the granting of both incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options. The Plan Committee will (a) determine and designate from time to time those employees to whom options are to be granted, (b) determine the number of shares subject to each option, (c) authorize the granting of incentive stock options, non-qualified stock options, or a combination thereof, (d) determine the time or times when each option shall become exercisable and the duration of the exercise period, and (e) determine the time or times when and the manner in which each option shall contain stock appreciation rights.

The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash, (ii) in stock already owned by the optionee having a total fair market value equal to the purchase price, (iii) through an election to have the Company withhold from stock to be delivered to the optionee on the exercise of the option shares of stock having a fair market value equal to the purchase price, or (iv) a combination of such forms of consideration having a total fair market value equal to the purchase price. The use of the consideration described in clauses (ii), (iii) and (iv) of the preceding sentence is subject to approval by the Plan Committee, which approval has been granted with respect to clause (ii). In addition, the Plan Committee in its discretion may accept such other consideration or combination of other consideration as the Plan Committee shall deem to be appropriate and to have a total fair market value equal to the purchase price.

If an optionee’s employment by the Company or a subsidiary shall terminate for cause (as defined in the Stock Plan), then all options held by the optionee shall immediately terminate and cease to be exercisable. In the event of a qualified termination, all options held by the optionee become fully vested and, subject to the following, may be exercised on or prior to the applicable expiration dates. With respect to options issued on or after October 25, 2006: (i) in the event of a qualified termination due to retirement, options may be exercised on or prior to the earlier of the applicable expiration dates or the fifth (5th) anniversary of the termination date; and (ii) in the event of any other qualified termination, options may be exercised on or prior to the earlier of the applicable expiration dates or the third (3rd) anniversary of the termination date. If an optionee’s employment by the Company or a subsidiary shall terminate for any reason other than cause or a qualified termination, then all unvested options shall expire as of the termination date, and all vested options shall expire ninety (90) days following the date of termination of employment, provided the Plan Committee shall have the authority to extend such option expiration date. The Plan Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Stock Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee or his or her heirs or personal representatives may exercise (at such time or times on or prior to the applicable expiration dates as may be specified by the Committee) any part or all of any unvested option under the Stock Plan held by such employee at the date of his or her termination of employment.

A “qualified termination” is defined as one of the following events: (i) involuntary termination of employment by the Company or a subsidiary, other than for cause (as defined in the Stock Plan); (ii) an express written agreement that the termination constitutes a qualified termination for purposes of the Stock Plan; (iii) the death or disability of the participant; (iv) retirement under the Company’s Retirement Income Plan; or (v) with respect to awards granted prior to a change in control, a voluntary termination for good reason entitling the participant to severance compensation under a written change in control severance compensation agreement.

An option may include stock appreciation rights. To the extent that an option includes stock appreciation rights, the optionee may elect to cancel the option and receive cash in an amount equal to the excess, if any, of the fair market value at the time of cancellation of the shares subject to the option over the aggregate exercise price for such shares, or, if mutually agreed by the Plan Committee and the optionee, either (i) the issuance or transfer to the optionee of shares of stock with a fair market value equal to any such excess or (ii) a combination of cash and shares of stock with a combined value equal to any such excess. Prior to this proposed amendment, an option award may have also included an award of dividend equivalents. The amendment removes the ability to award dividend equivalents in connection with the award of a stock option.

With respect to the grant of incentive stock options, the Stock Plan contains certain additional provisions and restrictions consistent with those of the Code.

Restricted Stock.    In addition to providing for performance shares and stock options, the Stock Plan provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The Plan Committee shall establish as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The Plan Committee may select from the following performance measures in order to qualify grants of restricted stock as “qualified performance-based compensation” under Section 162(m) of the Code (as discussed below): (i) return on shareholder’s equity; (ii) return on assets; (iii) net income; (iv) earnings per common share; (v) total shareholder return; (vi) oil and/or gas reserve additions; (vii) utility customer number, volume and/or revenue growth; and (viii) such other criteria as may be established by the Plan Committee in writing and which meet the requirements for “qualified performance-based compensation” under Section 162(m). In its sole discretion, the Plan Committee may accelerate the time at which any or all restrictions on an award of restricted stock shall lapse, or the Plan Committee may remove any and all such restrictions; however, the Plan Committee may not accelerate the lapse or remove restrictions that require the attainment of a performance measure, except as may be permitted by the exception for “qualified performance-based compensation” under Section 162(m) of the Code (as described below).

In the event of a qualified termination, all restrictions on the participant’s outstanding restricted stock shall immediately lapse. If a participant’s employment by the Company or a subsidiary shall terminate for any reason other than a qualified termination, then all shares of Company common stock held by the participant which remain subject to restrictions shall be forfeited and returned to the Company. The foregoing notwithstanding, the Plan Committee shall have full authority to provide at the time of grant for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written restricted stock agreement shall be controlling with respect to that grant of restricted stock.

Upon acceptance by a person of an award of restricted stock, subject to the restrictions noted above, the person shall have all the rights of a shareholder with respect to such shares of restricted stock, including the right to vote such shares of restricted stock and the right to receive all dividends and other distributions paid on such restricted stock. Certificates representing restricted stock shall be held by the Company until the restrictions lapse and shall bear such restrictive legends as the Company shall deem appropriate.

Performance Shares.    A performance share is the value equivalent of one share of common stock. The Plan Committee may grant performance share awards which become payable at the end of an award period upon attainment of one or more performance goals determined by the Plan Committee Except as otherwise determined by the Plan Committee at the time of grant, an award period consists of four full fiscal years of the Company. The Plan Committee may establish performance goals using one or more of the following criteria: (i) return on shareholder’s equity; (ii) return on assets; (iii) net income; (iv) earnings per common share; (v) total shareholder return; (vi) oil and/or gas reserve additions; (vii) utility customer number, volume and/or revenue growth; and (viii) such other criteria as the Plan Committee may establish in writing and which meet the requirements of the performance-based exception to Section 162(m) of the Code. Performance share awards do not entitle participants to receive dividends or dividend equivalents on performance shares or to exercise voting or other shareholder rights.

According to the performance condition guidelines that have been adopted by the Plan Committee and are currently in effect under the plan, payment of a performance share award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period.

Performance share awards are payable in shares of common stock. Payment for performance share awards shall be made as promptly as possible following determination by the Plan Committee that payment has been earned. The Plan Committee has no current plans to grant future performance share awards, preferring instead to award stock options, with occasional use of restricted stock grants.

If a participant’s employment by the Company or a subsidiary terminates prior to the close of an award period, then any unpaid portion of such participant’s performance share award shall be terminated unless the termination is a qualified termination. In the event of a qualified termination, the participant shall remain entitled to payment for any outstanding performance share awards at the end of the award period in accordance with the terms of the Stock Plan; provided, however, if the qualified termination is due to the retirement of a participant during the first twelve (12) months of an award period, the participant’s award shall be reduced in accordance with the terms of the Stock Plan.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and to the three other most highly compensated executive officers (other than the chief executive officer) (“covered employees”). However, compensation paid by the Company that is “qualified performance-based compensation” under Section 162(m) may be excepted from the $1 million limitation. The Plan Committee may make awards of restricted stock, in addition to awards of performance shares, utilizing the performance measures discussed above under the subheading “Performance Shares”, thereby allowing those awards to qualify for the “qualified performance-based compensation” exception under Section 162(m) of the Code. Stock option awards qualify as “qualified performance-based compensation” when awarded by the Plan Committee since all options are valued at the fair market value of the stock on the date of grant and the Stock Plan limits the maximum number of options which may be received by any single participant during a single fiscal year. If the provisions of the Stock Plan required to be approved by the shareholders under Section 162(m) in order for awards under the Stock Plan to constitute “qualified performance-based compensation” were to be materially modified by the Board of Directors without further shareholder approval, as is permitted by the Stock Plan, then certain awards under the Stock Plan might not thereafter constitute “qualified performance-based compensation” and could be subject to the limit on deduction for compensation under Section 162(m).

Withholding for Payment of Taxes

The Stock Plan provides for the withholding from, and payment by, a participant of the employee’s share of any payroll or withholding taxes required by applicable federal, state or local law. The Stock Plan permits a participant to satisfy such requirement, with the approval of the Plan Committee (which approval has been granted), by having the Company withhold from the participant a number of shares of common stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split or similar recapitalization, the aggregate number of shares of common stock with respect to which awards may be made under the Stock Plan, and the terms, types of shares and number of shares of any outstanding awards under the Stock Plan will be equitably adjusted.

Change in Control — Only Applicable to Awards Granted Prior to January 1, 2010

The following provisions apply only with respect to awards granted prior to January 1, 2010. A Change in Control does not constitute an Acceleration Event with respect to any award granted on or after January 1, 2010. For awards granted prior to January 1, 2010, the Stock Plan provides that upon the occurrence of an Acceleration Event (as defined below), all options will be fully vested and exercisable as of the date of the Acceleration Event and shall remain exercisable through their full term. Outstanding awards of restricted stock will become immediately vested, and any applicable restrictions on restricted stock shall immediately lapse, as of the date of the Acceleration Event. Outstanding awards of performance shares shall be valued as soon after the date of the

Acceleration Event as practicable, and shall be based on satisfaction of the applicable performance conditions measured as if all award periods had ended at the close of the Company’s last whole fiscal year prior to the date of the Acceleration Event; provided, however, that for purposes of any performance conditions involving the price of the Company’s common stock or payment of dividends, common stock shall be priced equal to its measurement value based on the twenty trading days immediately preceding the date of such Acceleration Event and the period for dividend measurement shall extend to and include the day immediately prior to the date of the Acceleration Event. All outstanding performance share awards shall be paid based on such valuation as soon as practicable following completion of the valuation.

The Stock Plan defines a “Change in Control” as the occurrence of any one or more of the following:

(1)	any “person,” as defined in the Exchange Act, acquires 25 percent or more of the Company’s voting securities;

(2)	a majority of the Company’s Directors are replaced in certain circumstances, including:

(a)	a majority of such Directors are replaced such that a majority of the Company’s current Directors does not approve their election or nomination for election; or

(b)	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest;

(3)	consummation of certain mergers or consolidations, or a liquidation or sale of the Company’s assets; or

(4)	any other transaction or series of transactions designated as a change in control event by resolution of the Company’s Board of Directors.

In addition, transactions involving the transfer of 80-percent or more of the voting securities or substantially all the assets of a subsidiary would constitute a change in control for the officers of that subsidiary. If the subsidiary is the Company’s largest subsidiary (currently Energen Resources), then such a transaction is also a change in control for the officers of the Company.

Federal Income Tax Treatment

Incentive Stock Options.    Incentive stock options (“ISOs”) granted under the Stock Plan will be subject to the applicable provisions of the Code, including Section 422, Federal Income Tax Regulations and other administrative guidance issued thereunder. If shares of common stock are issued to an optionee upon the exercise of an ISO, no income will be recognized by the optionee at the time of the grant of the ISO, and if no disposition of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted (a “disqualifying disposition”), then (i) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (ii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxable to the optionee, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the “bargain purchase element”) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax. Under current law, income realized upon the exercise of ISOs does not constitute “wages” for purposes of the Federal Insurance Contribution Act (FICA) or the Federal Unemployment Tax Act (FUTA).

Nonqualified Stock Options.    With respect to nonqualified stock options (“NQSOs”) granted to optionees under the Stock Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, such amount is treated as compensation and is subject to both income and wage tax withholding, and the Company may claim a tax deduction for the same amount, and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock.    Upon becoming entitled to receive shares at the end of the applicable restriction period without forfeiture, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares at that time. Delivery of the shares is subject to both income and wage tax withholding. Recipients are not permitted by the Stock Plan to make an election under Section 83(b) of the Code to be treated as having ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

Performance Shares.    Performance shares granted under the Stock Plan will be subject to the applicable provisions of the Code, including Section 83, the Federal Income Tax Regulations and other administrative guidance issued thereunder. Participants who receive grants of performance shares (i) will not recognize any taxable income at the time of the grant and (ii) upon settlement of the performance shares, the participant will realize ordinary compensation income in an amount equal to the cash and the fair market value of any shares of Company common stock received. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant. The settlement of performance shares will be subject to wage and income tax withholding.

Participation in the Stock Plan

The grant of performance shares, options and restricted stock under the Stock Plan to employees, including officers, is subject to the discretion of the Plan Committee. Non-employee Directors are not eligible to participate in the Stock Plan. The Stock Plan limits the maximum aggregate number of shares of stock represented by awards to a single participant during any one fiscal year to 400,000 shares, and further limits grants of restricted stock and performance share awards on or after April 27, 2011 to 1,500,000 shares. For information on awards made to the Company’s named executive officers pursuant to the Stock Plan during fiscal 2010, see “Executive Compensation – Grants of Plan-Based Awards.” All current executive officers received a total of 168,444 share awards (shares underlying option grants) during fiscal 2010, and all other employees as a group received a total of 112,666 share awards during fiscal 2010. The following table sets forth information with respect to the grant of performance shares, options and restricted stock pursuant to the Stock Plan to certain of the Company’s most highly compensated officers, to all current executive officers as a group and to all other employees as a group on January 26, 2011.

New Plan Benefits

Name of Individual and Position	Dollar Value($)(1)	Number of Securities Underlying Performance Share Awards	Number of Securities Underlying Restricted Stock Awards	Number of Securities Underlying Options Granted	Option Exercise Price ($ per share)
McManus, II, James T. Chairman and Chief Executive Officer	1,919,766	—	—	97,698	$54.99

Porter, Jr., Charles W Vice President, Chief Financial Officer and Treasurer	473,369	—	—	24,090	54.99

Richardson, John S President and Chief Operating Officer of Energen Resources	615,379	—	—	31,317	54.99

Reynolds, Dudley C President and Chief Operating Officer of Alabama Gas Corporation	242,992	—	—	12,366	54.99

Woodruff, J. David Vice President, General Counsel and Secretary	290,604	—	—	14,789	54.99

All current executive officers as a group (6 persons)	3,599,546	—	—	183,183	54.99

All other employees as a group	2,177,122	—	—	110,795	54.99

(1)	The amounts listed in this column reflect grant date fair value.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required (i) to approve the amendment to the Stock Plan and (ii) to approve the Stock Plan for purposes of Section 162(m) of the Code.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE 1997 STOCK INCENTIVE PLAN AND TO APPROVE THE STOCK PLAN FOR PURPOSES OF SECTION 162(m).

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, provides shareholders with an opportunity to cast an advisory vote on the compensation of executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” vote, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2010 executive compensation programs and policies and the compensation paid to the named executive officers of the Company.

As discussed beginning on page 17 of this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long-term.

Proposal

The Company is presenting this proposal, which gives you as a shareholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers of Energen Corporation, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s 2011 Proxy Statement.”

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.

This proposal allows our shareholders to express their opinions regarding the decisions of the ORC on the prior year’s annual compensation to the named executive officers. Although your vote on this matter is advisory in nature and therefore will not be binding upon the Company, the ORC or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the ORC in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

(“FREQUENCY” VOTE)

The Dodd-Frank Act provides shareholders with an opportunity to advise the Board of Directors as to whether the Company should conduct an advisory vote with respect to its executive compensation at every annual, second annual or third annual meeting of shareholders. This proposal, known also as the “Frequency” vote, provides shareholders with the opportunity to vote at this Annual Meeting on the frequency with which the Company should conduct advisory Say-on-Pay votes in future annual meetings.

Proposal

The Company is presenting this proposal, which gives you as a shareholder the opportunity to express your view on the appropriate frequency (every year, every other year, every third year, or abstain) of conducting an advisory Say-on-Pay shareholder vote on our executive compensation by voting for one of the following options:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, that Energen Corporation conduct an advisory vote on the compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s proxy statement for the relevant year:

[SELECT ONLY ONE OPTION BELOW]

Every one year;

Every two years;

Every three years; or

Abstain”

Required Vote

The option that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation deemed to have been approved by the shareholders.

Your vote on this matter is advisory in nature and therefore will not be binding upon the Company, the ORC or the Board of Directors. However, we value our shareholders’ opinions and will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on the compensation of named executive officers.

Recommendation

After consideration of the various arguments supporting each frequency level, the Board of Directors believes that submitting the advisory vote on executive compensation to shareholders every 1 year is appropriate for the Company and its shareholders at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY 1 YEAR” FOR THE FREQUENCY WITH WHICH AN ADVISORY VOTE ON THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OCCURS.

SHAREHOLDER PROPOSAL

We expect the following proposal to be presented by a shareholder at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials we have provided, we have placed a box around material provided by the proponent.

The Board recommends you vote AGAINST the shareholder proposal for the reasons we give after the proposal.

Proposal Respecting Hydraulic Fracturing

This proposal was submitted by Miller/Howard Investments, Inc., 324 Upper Byrdcliffe Road, Woodstock, New York 12498 on behalf of the William M. Hamada Revocable Trust, a beneficial owner as of November 18, 2010, of 95 Energen shares.

Shareholder Proposal

Natural Gas Development

Whereas,

Onshore “unconventional” natural gas production often requires hydraulic fracturing, which typically injects a mix of millions of gallons of water, thousands of gallons of chemicals and particles deep underground to create fractures through which gas can flow for collection. According to the American Petroleum Institute, “up to 80 percent of natural gas wells drilled in the next decade will require hydraulic fracturing.”

The potential impacts of those fracturing operations stem from activities above and below the earth’s surface – including actions that are necessarily part of the life cycle of fracturing and extraction, such as assuring the integrity of well construction, and moving, storing, and disposing of significant quantities of water and toxic chemicals.

High profile contamination incidents, especially in Pennsylvania, have fueled public controversy, Pennsylvania’s Times-Shamrock Newspapers report “many of the largest operators in the Marcellus Shale have been issued violations for spills that reached waterways, leaking pits that harmed drinking water, or failed pipes that drained into farmers’ fields, killing shrubs and trees.”

Public officials in Pittsburgh, Pennsylvania and New York City have called for delays or bans on fracturing. Pennsylvania, West Virginia, Colorado, Wyoming and New York State all tightened or are considering tightening regulations and permitting requirements, though state regulations remain uneven. The federal Environmental Protection Agency is studying the potential adverse impact that hydraulic fracturing may have on water quality and public health.

A multi-sectoral assessment for investors, “Water Disclosure 2010 Global Report,” noted the existence of brand and reputational risks from water management for the oil and gas sector.

Proponents believe these potential environmental impacts and increasing regulatory scrutiny could pose threats to our company’s license to operate and enhance vulnerability to litigation. Proponents believe our company is not providing sufficient information on associated business risks. Proponents believe Energen should protect its long-term financial interests by taking measures beyond the existing, inconsistent regulatory requirements to reduce environmental hazards and associated business risks.

Therefore be it resolved:

Shareholders request that the Board of Directors prepare a report by September 1, 2011, at reasonable cost and omitting confidential information such as proprietary or legally prejudicial data, summarizing 1. known and potential environmental impacts of fracturing operations of Energen Corporation; 2. policy options for our company to adopt, above and beyond regulatory requirements and our company’s existing efforts, to reduce or eliminate hazards to air, water, and soil quality from fracturing operations; and 3. management’s evaluation of the potential magnitude of material risks, short and long term, that this issue may pose to the company’s finances or operations.

Supporting statement:

Proponents believe policies explored should include, for example, additional efforts to reduce toxicity of fracturing chemicals, recycle waste water, monitor water quality prior to drilling, cement bond logging, and other structural or procedural strategies to reduce environmental hazards and financial risks. “Potential” includes occurrences that are reasonably foreseeable and worst case scenarios. “Impacts of fracturing operations” encompass the life cycle of activities related to fracturing and associated gas extraction.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“AGAINST” THIS PROPOSAL

Company Statement in Opposition

Hydraulic fracturing is a well-established reservoir stimulation technique used throughout the oil and gas industry for more than 60 years. After a well has been drilled, hydraulic fracturing is used during the completion process to form small fractures in the target formation through which the natural gas or oil can flow. The fractures are created when a water-based fluid is pumped at a calculated rate and pressure into the natural gas- or crude oil-bearing rock. The fracture fluid is a mixture composed primarily of water and sand or inert ceramic, sand-like grains; it also contains a small percentage of special purpose chemical additives (which are highly diluted – typically less than 1% by volume) that can vary by project. The carefully designed, millimeter-thick cracks or fractures in the target formation are propped open by the sand, thereby allowing the natural gas or crude oil to flow from tight (low permeability) reservoirs into the well bore.

Hydraulic fracturing is highly regulated at the state level to protect drinking water wells and groundwater aquifers while achieving the economic and energy security benefits of natural gas resource development. In 2009, the Groundwater Protection Council surveyed the regulatory frameworks of 27 states, representing over 99 percent of U.S. oil and natural gas production, and concluded that “state oil and gas regulations are adequately designed to directly protect water resources through the application of specific programmatic elements, such as permitting, waste handling and well plugging requirements.” (Statement of Scott Kell on behalf of the Groundwater Protection Council to House Committee on Natural Resources Subcommittee on Energy and Mineral Resources, Washington, D.C. June 4, 2009).

Similarly, in its 2004 study “Evaluation of Impacts to Underground Sources of Drinking Water by Hydraulic Fracturing of Coalbed Methane Reservoirs: National Study Final Report,” the United States Environmental Protection Agency concluded that “the injection of hydraulic fracturing fluids into CBM [coalbed methane] wells poses minimal threats to USDWs [underground sources of drinking water].” As suggested by the U.S. House of Representatives Appropriation Conference Committee Fiscal Year 2010 budget report, the Environmental Protection Agency announced another study to be conducted during 2011 and 2012 to further investigate the possible relationship between hydraulic fracturing and drinking water.

Energen regularly utilizes hydraulic fracturing in its drilling activities. The Company’s first widespread use of hydraulic fracturing occurred during the 1980s when we successfully pioneered the exploration and development of coalbed methane in Alabama’s Black Warrior Basin. There have been no known hydraulic fracturing-related incidents of groundwater contamination from any Energen operation.

Energen believes that its hydraulic fracturing operations, which are subject to federal, state, and local laws and state oversight, pose minimal impact to the environment and to human health. In fact, hydraulic fracturing provides significant environmental benefits compared to conventional drilling. It results in the drilling of fewer wells to access equivalent reserves, lower drilling waste volumes, smaller environmental footprints, less land disturbance, and reduced air emissions. In 2010 Energen’s San Juan Basin operations, which make extensive use of hydraulic fracturing, received the Minimal Impacts Award from the Carson National Forest, Jicarilla Ranger District.

The proposal requests a sweeping report covering unknowable environmental impacts, potential Company policies, and assessments of speculative risks to the Company. Preparation of a report of the type requested by the proposal would be a significant undertaking, and the Company believes that such a report would be of limited usefulness to shareholders or management and duplicative of past and ongoing government studies, reports, and regulatory activity. In the judgment of the Board of Directors, the diversion of the Company’s resources to the development of such a report is not a good use of such resources.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 within specified timeframes with the SEC, and to provide us with copies of all forms filed.

We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2010, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements, with the exception of one of our Directors, Mr. Ban, who sold shares on September 30, 2010 and did not file a Form 4 with respect to such sale until October 11, 2010, which filing was not timely.

SHAREHOLDER PROPOSALS

To be included in our proxy statement and form of proxy, proposals of shareholders intended to be presented at the 2012 Annual Meeting must be received at the Company’s principal executive offices no later than November 29, 2011. If a shareholder desires to bring other business before the 2012 Annual Meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before February 13, 2012. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this proxy statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson Inc. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $8,500, plus out-of-pocket expenses.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama

March 28, 2011

Appendix A

The following peer groups are referred to on page 19 of the proxy statement.

CUSTOM PEER GROUP DATA BASE

AGL RESOURCES INC.	MDU RESOURCES GROUP INC	QUICKSILVER RESOURCES INC
ATMOS ENERGY CORP	NEWFIELD EXPLORATION CO / DE /	RANGE RESOURCES CORP
CABOT CORP	NICOR INC	SOUTHWESTERN ENERGY CO
CHESAPEAKE ENERGY CORP	NOBLE ENERGY INC	SM ENERGY CO
CIMAREX ENERGY CO	ONEOK INC	ULTRA PETROLEUM CORP
COMSTOCK RESOURCES INC	PIEDMONT NATURAL GAS CO INC	VECTREN CORP
DENBURY RESOURCES INC	PIONEER NATURAL RESOURCES CO	WGL HOLDINGS INC
EL PASO CORP/DE	PLAINS EXPLORATION & PRODUCTION CO	WHITING PETROLEUM CORP
EQT CORP	QUESTAR CORP	WILLIAMS COMPANIES INC
FOREST OIL CORP

OIL AND GAS DATA BASE

Anadarko Petroleum	Hunt Consolidated	Murphy Oil
BG US Services	ION Geophysical	Occidental Petroleum
Cimarex Energy	Irving Oil Commercial GP	Schlumberger
DCP Midstream	Key Energy Services	Spectra Energy
Devon Energy	Magellan Midstream Partners	Sunoco
Exterran	Marathon Oil	Tesoro
Hess	McDermott	Valero Energy

ENERGY SECTOR DATA BASE

Abraxas Petroleum Corp	Enerplus Resources (USA) Corporation	Occidental Corporation - Thums Long Beach Co
Aera Energy LLC	EnerVest, Ltd.	Parallel Petroleum LLC
Apache Corporation	Eni US Operating Company Inc.	Petroleum Development Corporation
Atlas Energy, Inc.	EOG Resources, Inc.	Pioneer Natural Resources USA, lnc.
Baytex Energy USA Ltd.	Equal Energy Ltd. — Altex Energy Corporation	Questar Corporation — QEP Resources
BG US Services	EXCO Resources, Inc.	Quicksilver Resources Inc.
BHP Billiton Petroleum (Americas), Inc.	EXCO Resources, Inc. — EXCO Appalachia	R. Lacy, Inc — R. Lacy Services, Ltd.
BreitBurn Energy Partners LP	EXCO Resources, Inc. — EXCO East TX/LA	RAM Energy Resources, Inc.
BreitBurn Energy Partners LP — Eastern Division	Fasken Oil and Ranch, Ltd.	Range Resources Corporation
BreitBurn Energy Partners LP — Orcutt Facility	Forest Oil Corporation	Repsol Services Company
BreitBurn Energy Partners LP — West Pico Facility	Hess Corporation — Exploration & Production	Resolute Natural Resources Company, LLC
BreitBurn Energy Partners LP — Western Division	HighMount Exploration & Production, LLC	RKl Exploration & Production, LLC
BreitBurn Energy Partners LP — Western Div —	Hilcorp Energy Company	Rosewood Resources, Inc.
California Operations	Hunt Consolidated — Hunt Oil Company	SandRidge Energy, Inc.
BreitBurn Energy Partners LP — Western Div —	J-W Operating Company — Cohort Energy	Seneca Resources Corporation
Florida Operations	Company	Seneca Resources Corporation — Bakersfield
BreitBurn Energy Partners LP — Western Div —	Lario Oil & Gas Company	Seneca Resources Corporation — Williamsville
Wyoming Operations	Legacy Reserves, LP	Southwestern Energy Company
Brigham Exploration Company	Linn Energy, LLC	Talisman Energy Inc. US
Burnett Oil Co., Inc.	MCX Exploration (USA), LTD.	TAQA New World Inc.
Chesapeake Energy Corporation	Medco Petroleum Management	TAQA North USA
Cimarex Energy Co.	Mestena Operating, Ltd.	Tecpetrol Corporation
Cinco Natural Resources	Mitsui E&P USA LLC	Tellus Operating Group, LLC
Citation Oil & Gas Corporation	Murphy Oil Corporation	Unit Corporation
Constellation Energy Partners LLC	Newfield Exploration Company	Unit Corporation - Unit Petroleum Company
Davis Petroleum Corp.	Nexen, Inc. - Nexen Petroleum USA, Inc.	Venoco, Inc.
Devon Energy	Nippon Oil Exploration U.S.A. Limited	Verado Energy, Inc.
El Paso Corporation — Exploration & Production	Noble Energy, Inc.	XTO Energy Inc.

A-1

UTILITY INDUSTRY DATA BASE

Allegheny Energy	Edison International	Pepco Holdings
Allete	Energy Future Holdings	Pinnacle West Capital
Alliant Energy	Energy Northwest	PNM Resources
Ameren	Entergy	Portland General Electric
American Electric Power	Exelon	PPL
Atmos Energy	FirstEnergy	Progress Energy
Avista	FPL Group	Public Service Enterprise Group
Black Hills	Hawaiian Electric	Puget Energy
CenterPoint Energy	IDACORP	SCANA
CH Energy Group	Integrys Energy Group	Sempra Energy
Cleco	MDU Resources	Southern Company
CMS Energy	Nicor	UIL Holdings
Consolidated Edison	Northeast Utilities	UniSource Energy
Constellation Energy	Northwestern Energy	Unitil
Dominion Resources	NSTAR	Vectren
DPL	NV Energy	Westar Energy
DTE Energy	NW Natural	Wisconsin Energy
Duke Energy	OGE Energy	Xcel Energy
E. On U.S.	Pacific Gas & Electric

A-2

Appendix B

ENERGEN CORPORATION

STOCK INCENTIVE PLAN

(As Amended Effective April 27, 2011)

The purpose of this Plan is to provide a means whereby Energen Corporation may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of Energen Corporation and its subsidiaries.

1.  Definitions.    As used in the Plan, the following terms have meanings indicated:

(a)  “Award” means any grant or award under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and/or Performance Shares granted under the Plan.

(b)  “Award Period” means the 4-year period (Energen fiscal years) commencing with the first day of the fiscal year in which the applicable Performance Share Award is granted, except as otherwise determined by the Committee at the time of grant and subject to the other provisions of this Plan.

(c)  “Board” means the Board of Directors of Energen.

(d)  “Cause” means any of the following:

(1)  The willful and continued failure by a Participant to substantially perform such Participant’s duties with Energen or a Subsidiary (other than any such failure resulting from such Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant’s duties.

(2)  The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to Energen or a Subsidiary monetarily or otherwise; or

(3)  The conviction of a Participant of a felony.

(e)  “Change in Control” means: the occurrence of any one or more of the following:

(Note: the Change in Control provisions of Section 13 are not applicable to Awards granted on or after January, 2010)

(1)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of Energen (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

(2)  Individuals who, as of January 1, 2007, constitute the Board of Directors of Energen (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Energen (the “Board of Directors”); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(3)  Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(4)  Any transaction or series of transactions which is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Plan. The Board of Directors may limit the applicability of such Change in Control designation to specific participants and/or specific purposes.

(5)  In addition to the above described Changes in Control, a Subsidiary transaction (defined below) will constitute a Change in Control to the extent specified below. A “Subsidiary Transaction” is a transaction that results in securities representing 80% or more of the voting interests in a Subsidiary or substantially all of a Subsidiary’s assets being transferred to an entity not controlled by or under common control with Energen.

(i)  A Subsidiary Transaction involving a disposition of Energen’s largest Subsidiary or the assets of Energen’s largest Subsidiary will constitute a Change in Control if immediately prior to such transaction the Participant was an officer or employee of Energen or Energen’s largest Subsidiary. The largest Subsidiary is determined by net book value of property, plant and equipment.

(ii)  A Subsidiary Transaction involving a disposition of Energen Resources Corporation or its assets will constitute a Change in Control with respect to each Participant who immediately prior to the transaction was an officer or employee of Energen Resources Corporation.

(iii)  A Subsidiary Transaction involving a disposition of Alabama Gas Corporation or its assets will constitute a Change in Control with respect to each Participant who immediately prior to the transaction was an officer or employee of Alabama Gas Corporation.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)  “Committee” means the Officers Review Committee of the Board or such other Committee of two or more directors as may be determined by the Board.

(h)  “Energen” means Energen Corporation and any successor corporation by merger or other reorganization.

(i)  “Employee” means any employee of one or more of Energen and the Subsidiaries.

(j)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)  “Exercise Date” means the date on which a notice of option exercise is delivered to Energen pursuant to Section 6.2(c) or a notice of option cancellation is delivered to Energen pursuant to Section 6.2(i).

(l)  “Expiration Date” means the last day of the option period specified at the time of grant pursuant to Section 6.2(a).

(m)  “Fair Market Value” means, with respect to a share of Stock, the closing price of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) or, if there is no trading of the Stock on the relevant date, then the closing price on the most recent trading date preceding the relevant date. With respect to other consideration, the term Fair Market Value means fair market value as may be reasonably determined by the Committee; provided that any valuation subject to Code Section 409A shall be made in accordance with Code Section 409A and the regulations thereunder.

(n)  “Incentive Stock Options” means options granted under the Plan to purchase Stock which at the time of grant qualify as “incentive stock options” within the meaning of Section 422 of the Code.

(o)  “Independent Auditor” means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen to render an opinion on Energen’s consolidated financial statements, or any other firm of certified public accountants mutually agreeable to Energen and at least eighty percent of the Participants holding Awards outstanding as of the date of the Change in Control.

(p)  “Interim Period” means a 1, 2 or 3 year period within a Performance Share Award Period for which the Committee determines that there shall be Interim Periods.

(q)  “Measurement Value” means the average of the daily closing prices for a share of Stock for the 20 trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for the New York Stock Exchange — Listed Stocks, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the stock is listed, or, if the stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the stock for such 20 trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of a share of Stock as determined by a majority of the Board of Directors; provided, however that if a Change in Control shall have occurred, then if no such quotations are available, such determination shall be made by a majority of the Incumbent Board (as defined in the Change in Control definition above).

(r)  “Nonqualified Stock Options” means options granted under the Plan to purchase Stock which are not Incentive Stock Options.

(s)  “Participant” means an Employee who is selected by the Committee to receive an Award.

(t)  “Performance Measures” has the meaning set forth in Section 10.

(u)  “Performance Share” means the value equivalent of one share of Stock.

(v)  “Plan” means this Energen Corporation Stock Incentive Plan, as amended from time to time.

(w)  “Qualified Termination” means termination of a Participant’s employment with Energen and all Subsidiaries under any one of the following circumstances:

(1)  An involuntary termination by Energen and the Subsidiaries, as applicable, other than for Cause.

(2)  Expressly agreed in writing by the Participant and Energen and/or a Subsidiary to constitute a Qualified Termination for purposes of this Plan.

(3)  A result of the Participant’s death or disability.

(4)  A result of Participant’s retirement under the Energen Corporation Retirement Income Plan, as amended from time to time.

(5)  With respect to Awards granted prior to a Change in Control, a voluntary termination for good reason entitling the Participant to severance compensation under a written change in control severance compensation agreement between Energen and the Participant.

(x)  “Restricted Stock” means Stock granted to a Participant under Section 7 with respect to which the applicable Restrictions have not lapsed or been removed.

(y)  “Restrictions” means the transfer and other restrictions set forth in Section 7.2(a).

(z)  “Stock” means the common stock, par value $.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

(aa)  “Subsidiary” means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly by Energen Corporation.

(bb)  “Ten Percent Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of Energen.

2.  Share Limitations.

2.1  Shares Subject to the Plan.    Subject to adjustment in accordance with Section 3, as of April 27, 2011, 3,794,326 shares of Stock were reserved and available for issuance under the Plan for future Awards. (reflecting the original 650,000-share authorization, the 1998 stock split adjustment, an additional 1,500,000 shares authorized at the January 2002 shareholder meeting, the 2005 stock split adjustment and 3,000,000 shares authorized at the April 2011 shareholder meeting; reduced by prior grants). Shares of Stock allocable to an Award or portion of an Award that is canceled by forfeiture, expiration or for any other reason (excepting pursuant to a stock appreciation right election under Section 6.2(i)) shall again be available for additional Awards. If any option granted under the Plan shall be canceled as to any shares of Stock pursuant to Section 6.2(i) (stock appreciation rights), then such shares of Stock shall not be available for the grant of another Award. Shares of Stock not issued as the result of the net exercise of a stock appreciation right, shares tendered by the Participant or retained by Energen as full or partial payment to Energen for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award, or shares repurchased on the open market with the proceeds from the payment of an exercise price of an option shall not again be available for issuance under the Plan.

2.2  Limitations.    Subject to adjustment in accordance with Section 3, (i) the maximum aggregate number of shares of Stock represented by all Awards granted to any one Participant during any one Energen fiscal year shall not exceed 400,000 calculated assuming maximum payout of the Awards and with each Performance Share representing one share of Stock; (ii) the maximum number of shares of Stock represented by all Restricted Stock and Performance Share Awards granted on or after April 27, 2011, shall not exceed 1,500,000; and (iii) the maximum number of shares of stock represented by Incentive Stock Options granted on or after April 27, 2011 shall not exceed 3,794,326.

3.  Adjustments in Event of Change in Common Stock.    In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be available for issuance under the Plan, the terms of outstanding Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights granted to, or available for, Participants in the Plan. If the adjustment would result in fractional shares with respect to an Award, then the Committee may make such further adjustment (including, without limitation, the use of consideration other than Stock or rounding to the nearest whole number of shares) as the Committee shall deem appropriate to avoid the issuance of fractional shares.

4.  Administration of the Plan.    The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the Employees who are to be Participants in the Plan, to determine the Award to be made to each Participant, and to determine the conditions subject to which Awards will become payable under the Plan. The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. The Committee’s interpretation and construction of the Plan and of any conditions applicable to Awards shall be conclusive and binding on all persons, including Energen and all Participants. Any action which can be taken, or authority which can be exercised, by the Committee with respect to the Plan, may also be taken or authorized by the Board.

5.  Participation.    Participants in the Plan shall be selected by the Committee from those Employees who, in the judgment of the Committee, have significantly contributed or can be expected to significantly contribute to Energen’s success.

6.  Options

6.1  Grant of Options.    Subject to the provisions of the Plan, the Committee may (a) determine and designate from time to time those Participants to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or combination of Incentive Stock Options and Nonqualified Stock Options; (c) determine the number of shares subject to each option; (d) determine the time or times when each Option shall become exercisable and the duration of the exercise period; and (e) determine whether and, if applicable, the manner in which each option shall contain stock appreciation rights; provided, however, that (i) no Incentive Stock Option shall be granted after the expiration of ten years from the ISO Effective Date as defined in Section 15 and (ii) the aggregate Fair Market Value (determined as of the date the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of Energen and its Subsidiaries) shall not exceed $100,000.

6.2  Terms and Conditions of Options.    Each option granted under the Plan shall be evidenced by a written agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a)  Option Period.    Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an Incentive Stock Option, such extensions shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period for an Incentive Stock Option, including any such extensions, exceed ten years from the date of grant, provided, however that, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such period, including extensions, shall not exceed five years from the date of grant.

(b)  Option Price, No Repricing.    The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than (i) the Fair Market Value, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110 percent of the Fair Market Value, (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee. Except as otherwise permitted by Section 3, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

(c)  Exercise of Option.    No part of any option may be exercised until the optionee shall have remained in the employ of Energen or of a Subsidiary for such period, if any, as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. The Committee shall have full authority to accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Plan. Each option shall be exercisable in whole or part on such date or dates and during such period and for such number of shares as shall be set forth in the applicable option agreement. An optionee electing to exercise an option shall give written notice to Energen of such election and of the number of shares the optionee has elected to purchase and shall at the time of exercise tender the full purchase price of the shares the optionee has elected to purchase plus any required withholding taxes in accordance with Sections 6.2(d) and 9.

(d)  Payment of Purchase Price upon Exercise.    The purchase price of the shares as to which an option shall be exercised shall be paid to Energen at the time of exercise (i) in cash, (ii) in Stock already owned by the optionee having a total Fair Market Value equal to the purchase price and not subject to any lien, encumbrance or restriction on transfer other than pursuant to federal or state securities laws, (iii) by election to have Energen withhold (from the Stock to be delivered to the optionee upon such exercise) shares of Stock having a Fair Market Value equal to the purchase price or (iv) by any combination of such consideration having a total Fair Market Value equal to the purchase price; provided that the use of consideration described in clauses (ii), (iii) and (iv) shall be subject to approval by the Committee. In addition the Committee in its discretion may accept such other consideration or combination of consideration as the Committee shall deem to be appropriate and to have a total Fair Market Value equal to the purchase price. In each case, Fair Market Value shall be determined as of the Exercise Date.

(e)  Exercise in the Event of Death or Termination of Employment.    If an optionee’s employment by Energen and all Subsidiaries shall terminate for Cause, then all options held by the terminated Employee shall immediately expire. In the event of a Qualified Termination, then all options (subject to the pre-Change in Control grant date limitation of Section 1(w)(5)), held by the optionee shall be immediately and fully vested and, subject to the following sentence, may be exercised on or prior to the applicable Expiration Dates. With respect to options issued on or after October 25, 2006, (i) in the event of a Section 1(w)(4) Qualified Termination due to retirement, the options may be exercised on or prior to the earlier of the applicable Expiration Dates or the fifth anniversary of the termination date; and (ii) in the event of any other Qualified Termination, the options may be exercised on or prior to the earlier of the applicable Expiration Dates or the third anniversary of the termination date. If an optionee’s employment by Energen and all Subsidiaries shall terminate for any reason other than Cause or a Qualified Termination, then all of the optionee’s unvested options shall expire as of the termination date and all of the optionee’s vested options shall expire ninety days following the date of termination of employment, provided that the Committee shall have the authority to extend such option expiration date up to the original Expiration Date. Without limiting the generality of Section 5(c), the Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee, his heirs or personal representatives may exercise (at such time or times on or prior to the applicable Expiration Dates as may be specified by the Committee) any part or all of any unvested option under the Plan held by such employee at the date of his or her termination of employment. The foregoing notwithstanding, the Committee may at the time of grant provide for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written option agreement shall be controlling with respect to that option.

(f)  Nontransferability.    Except as may otherwise be provided in this Section 6.2(f), no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, an option shall be exercisable only by the optionee. The foregoing notwithstanding, the optionee may transfer Nonqualified Stock Options to (i) the optionee’s spouse or natural, adopted or step-children or grandchildren (including the optionee, “Immediate Family Members”), (ii) a trust for the benefit of one or more of the Immediate Family Members, (iii) a family charitable trust established by one or more of the Immediate Family Members, or (iv) a partnership in which the only partners are (and, except as may be otherwise agreed by the Committee, will remain during the option period) one or more of the Immediate Family Members. Any options so transferred shall not be further transferable except in accordance with the terms of this Plan, shall remain subject to all terms and conditions of the Plan and the applicable option agreement, and may be exercised by the transferee only to the extent that the optionee would have been entitled to exercise the option had the option not been transferred.

(g)  Investment Representation.    To the extent reasonably necessary to assure compliance with all applicable securities laws, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an option or portion thereof or settlement of stock appreciation rights a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

(h)  Incentive Stock Options.    Each option agreement which provides for the grant of an Incentive Stock Option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an “incentive stock option” within the meaning of Section 422 of the Code, or any amendment thereof or substitute therefor. As provided in Section 6.1, no Incentive Stock Option shall be granted after the expiration of ten years from the ISO Effective Date as defined in Section 15. Energen, in its discretion, may retain possession of any certificates for Stock delivered in connection with the exercise of an Incentive Stock Option or appropriately legend such certificates during the period that a disposition of such Stock would disqualify the exercised option from treatment as an incentive stock option under Section 422 of the Code (a “422 Option”). Subject to the other provisions of the Plan, Energen shall cooperate with the optionee should the optionee desire to make a disqualifying disposition. Any Incentive Stock Option which is disqualified from treatment as a 422 Option for whatever reason, shall automatically become a Nonqualified Stock Option. No party has any obligation or responsibility to maintain an Incentive Stock Option’s status as a 422 Option. The optionee shall, however, immediately notify Energen of any disposition of Stock which would cause an Incentive Stock Option to be disqualified as a 422 Option.

(i)  Stock Appreciation Right.    Each option agreement may provide that the optionee may from time to time elect, by written notice to Energen, to cancel all or any portion of the option then subject to exercise, in which event Energen’s obligation in respect of such option shall be discharged by payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value as of the Exercise Date of the shares subject to the option or the portion thereof so canceled over the aggregate purchase price for such shares as set forth in the option agreement or, if mutually agreed by the Committee and the optionee, (i) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value as of the Exercise Date equal to any such excess, or (ii) a combination of cash and shares of Stock with a combined value as of the Exercise Date equal to any such excess.

(j)  No Rights as Shareholder.    No optionee shall have any rights as a shareholder with respect to any shares subject to the optionee’s option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

(k)  Delivery of Certificates.    Subject to Section 6.2(h), as soon as reasonably practicable after receipt of an exercise notice and full payment, Energen shall deliver to the optionee, registered in the optionee’s name, certificates for the appropriate number of shares of Stock.

7.  Restricted Stock

7.1  Grant of Restricted Stock.    The Committee may make grants of Restricted Stock to Participants. Each restricted Stock Award shall be evidenced by a written agreement setting forth the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion with or without cash consideration.

7.2  Terms and Conditions of Restricted Stock.

(a)  Restrictions.    No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of (the “Restrictions”) until the Restrictions on such shares have lapsed or been removed.

(b)  Lapse.    The Committee shall establish as to each Award of Restricted Stock the terms and conditions upon which the Restrictions shall lapse, which terms and conditions may include, without limitation, a required period of service, Performance Measures, or any other individual or corporate performance conditions.

(c)  Termination of Employment.    In the event of a Qualified Termination, then all restrictions on the Participant’s outstanding Restricted Stock (subject to the pre-Change in Control grant date limitation of Section 1(w)(5)) shall immediately lapse. Should a Participant’s employment with Energen and all Subsidiaries terminate for any reason other than a Qualified Termination, any shares of the Participant’s Stock which remain subject to Restrictions, shall be forfeited and returned to Energen. The foregoing notwithstanding, the Committee may at the time of grant provide for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written Restricted Stock agreement shall be controlling with respect to that grant of Restricted Stock.

(d)  Lapse at Discretion of Committee.    The Committee may at any time, in its sole discretion, accelerate the time at which any or all Restrictions on a Restricted Stock Award will lapse or remove any and all such Restrictions; provided that the Committee may not accelerate the lapse of or remove Restrictions which require the attainment of a Performance Measure except as may be permitted by the performance-based exception to Section 162(m) of the Code.

(e)  Rights with respect to Restricted Stock.    Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock may be held by Energen until the restrictions lapse and shall bear such restrictive legends as Energen shall deem appropriate.

(f)  No Section 83(b) Election.    Unless otherwise expressly agreed in writing by Energen, a Participant shall not make an election under Section 83(b) of the Code with respect to a Restricted Stock Award and upon the making of any such election, all shares of Restricted Stock subject to the election shall be forfeited and returned to Energen.

8.  Performance Shares

8.1  Grant of Performance Shares

(a)  The Committee may from time to time select employees to receive Performance Shares under the Plan. An Employee may be granted more than one Performance Share Award under the Plan. In its discretion at the time of grant, the Committee may determine that an Interim Period or Interim Periods should be established for payment with respect to Performance Share Awards. Whenever Interim Periods are established, the terms and conditions with respect to payment after the end of such Interim Period shall be those set by the Committee.

(b)  A Performance Share Award shall not entitle a Participant to receive any dividends or dividend equivalents on Performance Shares; no Participant shall be entitled to exercise any voting or other rights of a shareholder with respect to any Performance Share Award under the Plan; and no Participant shall have any interest in or rights to receive any shares of Stock prior to the time when the committee determines the form of payment of Performance Shares pursuant to Section 8.2.

(c)  Payment of a Performance Share Award to any Participant shall be made in accordance with Section 8.2 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Performance Share Award is made. The Committee may prescribe conditions such that payment of a Performance Share Award may be made with respect to a number of shares of Stock greater than the number of Performance Shares awarded. The Committee may prescribe different conditions for different Participants.

(d)  Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Performance Share Award.

8.2  Payment of Performance Share Awards

Each Participant granted a Performance Share Award shall be entitled to payment on account thereof as of the close of the applicable Award Period, but only if the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. Participants granted Awards with Interim Periods shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period need not be repaid to Energen, notwithstanding that, based on the conditions set for payment at the end of the Award Period, such Participant would not have been entitled to payment of any portion of such Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

Payment of Awards shall be made by Energen promptly following the determination by the Committee that payment has been earned and by March 15 of the year following the year in which the Award is earned. Payment shall be made in the form of shares of Stock.

8.3  Termination of Employment

Except in the case of a Qualified Termination, if, prior to the close of the Award Period with respect to a Performance Share Award, a Participant’s employment with Energen and all Subsidiaries terminates, then any unpaid portion of such Participant’s Performance Share Award shall be forfeited. In the case of a Qualified Termination, the Participant shall remain entitled to payout of any outstanding Performance Share Awards (subject to the retirement reduction described below) at the end of the applicable Award Period in accordance with the terms of this Plan including without limitation applicable performance conditions.

Retirement.    If the Participant’s termination satisfies only that part of the Qualified Termination definition related to retirement (Section 1(w)(4)), then this paragraph applies. If the Participant, having reached Retirement Date as defined under the Energen Corporation Retirement Income Plan, as amended from time to time, retires prior to the end of the first twelve months of an Award Period (the “Initial Fiscal Year”), the number of Performance Shares for such Award shall be reduced. The reduced Award shall equal the number of Performance Shares originally granted multiplied by a fraction the numerator of which is the number of Initial Fiscal Year months which occur prior to retirement and the denominator of which is 12. For example, assuming a calendar fiscal year, if the original Award was for 1,000 Performance Shares and the Participant retired on April 1 of the Initial Fiscal Year, the size of the Award would be reduced by 75% to 250 Performance Shares, with the payment of such 250 Performance Shares remaining subject to the applicable Performance Conditions for the full Award Period and the remaining 750 Performance Shares being forfeited.

8.4  Consulting, Non-Compete and Confidentiality

A Participant’s entitlement, if any, to payout of Performance Share Awards subsequent to termination of employment with Energen and all Subsidiaries shall continue so long as the Participant is in compliance with the following requirements. Failure to comply shall result in forfeiture of all then outstanding Performance Share Awards.

(a)  Consulting Services.    For a period of three years following the termination of the Participant’s employment (“Date of Termination”), Participant will fully assist and cooperate with Energen, the Subsidiaries and their representatives (including outside auditors, counsel and consultants) with respect to any matters with which the Participant was involved during the course of employment, including being available upon reasonable notice for interviews, consultation, and litigation preparation. Except as otherwise agreed by Participant, Participant’s obligation under this Section 8(a) shall not exceed 80 hours during the first year and 20 hours during each of the following two years. Such services shall be provided upon request of Energen and the Subsidiaries but scheduled to accommodate Participant’s reasonable scheduling requirements. Participant shall receive no additional fee for such services but shall be reimbursed all reasonable out-of-pocket expenses.

(b)  Non-Compete.    For a period of twelve months following the Date of Termination, unless otherwise expressly approved in writing by Energen, the Participant shall not Compete, (as defined below) or assist others in Competing with Energen and the Subsidiaries. For purposes of this Agreement, “Compete” means (i) solicit in competition with Alabama Gas Corporation (“Alagasco”) any person or entity which was a customer of Alagasco at the Date of Termination; (ii) offer to acquire any local gas distribution system in the State of Alabama; or (iii) offer to acquire any oil or gas mineral interest in the State of Alabama. Employment by, or an investment of less than one percent of equity capital in, a person or entity which Competes with Energen or the Subsidiaries does not constitute Competition by Participant so long as Participant does not directly participate in, assist or advise with respect to such Competition.

(c)  Confidentiality.    Participant agrees that at all times following the Date of Termination, Participant will not, without the prior written consent of Energen, disclose to any person, firm or corporation any confidential information of Energen or the Subsidiaries which is now known to Participant or which hereafter may become known to Participant as a result of Participant’s employment, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this provision.

8.5  No Assignment of Interest

Except as provided in Section 6.2(f). The interest of any person in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void. Amounts payable under the Plan shall be transferable only by will or by the laws of descent and distribution.

9.  Withholding.    Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal, state or local income tax purposes, pay to Energen and Subsidiaries, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award together with any Federal (including FICA and FUTA), state, or local employment taxes required to be withheld. The obligations of Energen under the Plan shall be conditional on such payment or arrangements. Energen and, where applicable, its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a Participant from any payment of any kind otherwise due to said Participant. The Committee may permit Participants to elect to satisfy their Federal, and where applicable, state and local tax withholding obligations with respect to all Awards by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said Participants in respect of an Award.

10.  Performance Measures.    At its discretion, the Committee may make the Awards subject to the attainment of one or more Performance Measures designed to qualify for the performance-based exceptions from Section 162(m) of the Code.

Unless and until Energen’s shareholders approve a change in the Performance Measures set forth in this Section 10, the Performance Measures to be used for purposes of such Awards shall be chosen from among the following alternatives, as measured with respect to Energen and/or any one or more of the Subsidiaries, with or without comparison to a peer group:

(a)  return on shareholder’s equity;

(b)  return on assets;

(c)  net income;

(d)  earnings per common share;

(e)  total shareholder return;

(f)  oil and/or gas reserve additions;

(g)  utility customer number, volume and/or revenue growth; and

(h)  such other criteria as may be established by the Committee in writing and which meets the requirements of the performance-based exception to Section 162(m) of the Code.

In the event that the performance-based exception to Section 162(m) of the Code or its successor is amended such that the performance-based exception permits the employer to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval

11.  No Rights to Continued Employment.    The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by Energen or any Subsidiary or any right to further Awards under the Plan, nor shall they interfere in any way with the right of Energen or any Subsidiary by which a Participant is employed to terminate the Participant’s employment at any time.

12.  Compliance with Other Laws and Regulations.    The Plan, the grant and fulfillment of Awards thereunder, and the obligations of Energen to sell, issue, release and/or deliver shares of Stock shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Energen shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which Energen shall, in its sole discretion, determine to be necessary or advisable.

13.  Change in Control.    This Section 13 applies only with respect to Awards granted prior to January 1, 2010. A Change in Control shall not constitute an “Acceleration Event” with respect to any Award granted on or after January 1, 2010.

13.1  Acceleration Event.    For purposes of this Section 13, “Acceleration Event” means the occurrence of a Change in Control described in clauses (2), (3), (4), or (5)(i) of the Section 1(e) definition of Change in Control.

13.2  Options, Restricted Stock.    Except as may be otherwise expressly provided in the applicable Award agreement, upon the occurrence of an Acceleration Event, all outstanding Incentive Stock Options and Nonqualified Stock Options shall be immediately and fully vested and exercisable and all restrictions on all outstanding Restricted Stock shall immediately lapse. (Also see Sections 1(w)(5), 6.2(e) and 7.2(c))

13.3  Performance Shares.

(a)  Payment Acceleration.    If an Acceleration Event occurs, all outstanding Performance Share Awards shall be valued as soon after the date of such Acceleration Event as practicable. Valuation of the Performance Share awards shall be based on satisfaction of the applicable performance conditions measured as if all Award Periods had ended at the close of Energen’s last whole fiscal year prior to the date of the Acceleration Event, provided that for purposes of any performance conditions involving the price of the Common Stock or payment of dividends, stock shall be priced equal to its Measurement Value based on the twenty trading days immediately preceding the date of such Acceleration Event and the period for dividend measurement shall extend to and include the day immediately prior to the date of the Acceleration Event. As soon as practicable following the completion of such valuation, all outstanding Performance Share Awards shall be paid based on such valuation.

(b)  Independent Auditor.    Following an Acceleration Event, all calculations with respect to performance measurement and Award payment shall be made by the Independent Auditor at the expense of Energen. The Independent Auditor shall resolve any procedural ambiguities discovered in making such calculations using its own judgment and discretion in light of the purposes of the Plan and past practices in calculating Performance Share Award payments.

13.4  Payment of Professional Fees and Expenses.    If a Change in Control occurs, Energen shall pay promptly as incurred all legal, accounting and other professional fees and expenses (collectively, “Professional Fees”) which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by Energen, Participant or others of the validity or enforceability of, or liability under, any provision of the Plan (including as a result of any contest by Participant about the amount of any payment pursuant to the Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. In addition Energen shall promptly pay to Participant an additional amount (the “Tax Reimbursement Payment”) such that the net amount retained by the Participant with respect to all payments made under this paragraph 13.4 after deduction of Taxes, shall be equal to the amount of the Professional Fees reimbursement plus applicable interest. For purposes of this Section 13.4, “Taxes” means all federal, state and local, employment and income taxes payable or withheld with respect to Professional Fees reimbursement payments (excluding interest) and Tax Reimbursement payments. The Independent Auditor, at Energen’s expense, shall make all calculations with respect to the Tax Reimbursement Payment and in making such calculations shall assume that Participant is subject to the highest marginal tax rates.

14.  Amendment and Discontinuance.    The Board may from time to time amend, suspend or discontinue the Plan. Subject to Section 18, without the written consent of a Participant, no amendment or suspension of the Plan shall alter or impair any Award previously granted to a Participant under the Plan.

15.  Effective Date of the Plan.    The original effective date of the Plan was November 25, 1997, the date of its adoption by the Board, subject to approval by the shareholders of Energen holding not less than a majority of the shares present and voting at its January 1998 Annual Meeting. From time to time the Board has made amendments to the Plan that require shareholder approval for effectiveness and the shareholders of Energen have approved such amendments, each of which is deemed to be a re-adoption by the Board and re-approval by the shareholders of the Plan for the purposes of Code Section 422(b)(2). The “ISO Effective Date” is the earlier of the dates of such re-adoption and re-approval of the most recent shareholder approved Plan amendment or restatement.

16.  Name.    The Plan shall be known as the “Energen Corporation Stock Incentive Plan.”

17.  1997 Deferred Compensation Plan.    If and to the extent permitted under the Energen Corporation 1997 Deferred Compensation Plan (the “Deferred Compensation Plan”), a Participant may elect, pursuant to the Deferred Compensation Plan, to defer receipt of part or all of any shares of Stock or other consideration deliverable under an Award and upon such deferral shall have no further right with respect to such deferred Award other than as provided under the Deferred Compensation Plan. In the event of such a deferral election, certificates for such shares of Stock as would have otherwise been issued under the Plan but for the deferral election, may at the discretion of Energen be delivered to the Trustee under the Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred shares of Stock are issued to the Trustee, they shall constitute “issued” shares for purposes of the Plan’s maximum number of shares limitation set forth in Section 2.

18.  Effect of Code Section 409A.    Payments and benefits under this Plan are intended to comply with Section 409A of the Code (“Code Section 409A”) and all provisions of the Plan shall be interpreted in accordance with Code 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of the Plan to the contrary, in the event that Energen determines that any payments or benefits may or do not comply with Section 409A, Energen may amend the Plan (without Participant consent) or take any other actions that Energen determines are necessary or appropriate to (i) exempt the payments or benefits hereunder from the application of Code Section 409A or preserve the intended tax treatment of the payments and benefits provided hereunder, or (ii) comply with the requirements of Code Section 409A.

605 Richard Arrington, Jr. Blvd. North

Birmingham, Alabama 35203-2707

(205) 326-2700

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Energen Corporation

INTERNET http://www.proxyvoting. com/egn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO #
94735

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 THROUGH 4, “1 YEAR” ON ITEM 5 AND “AGAINST” ITEM 6.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1. ELECTION OF DIRECTORS Nominees:	☐	☐	☐

01 Kenneth W. Dewey
02 James T. McManus, II
03 David W. Wilson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐

3.	Proposal to amend Stock Incentive Plan.	☐	☐	☐

4.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

Management recommends shareholder approval every 1 year.
	1 YEAR	2 YEARS	3 YEARS	ABSTAIN

5.	Frequency of advisory shareholder vote on executive compensation ☐	☐	☐	☐

Management recommends AGAINST the Shareholder Proposal.
		FOR	AGAINST	ABSTAIN

6.	Shareholder Proposal	☐	☐	☐

Mark Here for	☐
Address Change
or Comments SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	Signature	Date

You can now access your Energen Corporation account online.

Access your Energen Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Energen Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report are available at: www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”.

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PROXY

ENERGEN CORPORATION

Annual Meeting of Shareholders – April 27, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James T. McManus, II and J. David Woodruff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 27, 2011, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 94735

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Energen Corporation

INTERNET http://www.proxyvoting. com/egn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO #
94729-bl

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 THROUGH 4, “1 YEAR” ON ITEM 5 AND “AGAINST” ITEM 6.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1. ELECTION OF DIRECTORS Nominees:	☐	☐	☐

01 Kenneth W. Dewey
02 James T. McManus, II
03 David W. Wilson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐

3.	Proposal to amend Stock Incentive Plan.	☐	☐	☐

4.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

Management recommends shareholder approval every 1 year.
	1 YEAR	2 YEARS	3 YEARS	ABSTAIN

5.	Frequency of advisory shareholder vote on executive compensation ☐	☐	☐	☐

Management recommends AGAINST the Shareholder Proposal.
		FOR	AGAINST	ABSTAIN

6.	Shareholder Proposal	☐	☐	☐

Mark Here for	☐
Address Change
or Comments SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	Signature	Date

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS

As a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock, allocable to your account under the Plan as of February 25, 2011, should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). The number of such shares is shown on this proxy card.

The Annual Meeting will be held at the principal office of the Company, 605 Richard Arrington Jr. Boulevard North, Birmingham, Alabama, on Wednesday, April 27, 2011, at 9:30 a.m., Central Daylight Time. A Proxy Statement, outlining in more detail the purpose of the Annual Meeting, is enclosed for your review.

The Energen Benefits Committee hopes that every participant will take this opportunity to participate in the affairs of the Company by voting their shares.

Energen’s stock transfer agent, BNY Mellon Shareowner Services, will forward your instructions to the Trustee. If directions are not received by the Trustee prior to the Annual Meeting, the voting rights will not be exercised.

William K. Bibb
Chairman of the Energen Benefits Committee

▼ FOLD AND DETACH HERE ▼

PROXY

ENERGEN CORPORATION

Annual Meeting of Shareholders – April 27, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned here by appoints James T. McManus, II and J. David Woodruff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 27, 2011, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 94729-bl